RAILCAR LEASE
                       Dated as of April 15, 1994

                                 Between


             SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION,
                not in its individual capacity but solely
               as Owner Trustee under the Trust Agreement
                    dated as of April 15, 1994 with
                       BNY Capital Funding Corp.,
                                                            as Lessor

                                   And


                   KANSAS CITY POWER & LIGHT COMPANY,
                                                            as Lessee




   This Lease has been executed in several counterparts. To the extent, if any, that this Lease constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease may be created through the transfer or possession of any counterpart hereof other than the "Counterpart No. 1." This Counterpart is Counterpart No. 7 of 11. Certain rights of Lessor under this Railcar Lease have been assigned as security to, and are subject to a security interest in favor of Wilmington Trust Company, as Security Trustee under the Security Agreement-Trust Deed dated as of the date hereof between Lessor and the Security Trustee, for the benefit of the holders of the Notes referred to therein.

                            Table of Contents

SECTION                     HEADING                         PAGE

Section 1.     Definitions                                   1

Section 2.     Agreement for Lease of Equipment              1

Section 3.     Delivery and Acceptance of Equipment          1

Section 4.     Lease Term                                    2

Section 5.     Return of Equipment                           2

Section 6.     Rent                                          4

Section 7.     Net Lease                                     7

Section 8.     Lessor's Title; Equipment to Be and
               Remain Personal Property                      8

Section 9.     Use of Equipment; Compliance with Laws        8

Section 10.    Maintenance and Repair of Equipment          10

Section 11.    Replacements; Alterations; Modifications     10

Section 12.    Identification Marks; Inspection             11

Section 13.    Assignments and Subleases                    12

Section 14.    Liens                                        13

Section 15.    Loss, Damage or Destruction                  13

Section 16.    Insurance                                    17

Section 17.    No Warranties                                19

Section 18.    Events of Default                            21

Section 19.    Remedies upon Default                        22

Section 20.    Lessor's Right to Perform for Lessee         24

Section 21.    Late Charges                                 24

Section 22.    Covenant of Quiet Enjoyment                  24

Section 23.    Other Documents                              25

Section 24.    Notices and Requests                         25

Section 25.    Lessee's Renewal and Purchase Options        25

Section 26.    Financial Information; Reports               28

Section 27.    Voluntary Termination for Obsolescence       29

Section 28.    Consolidation, Merger and Sale of
               All Assets                                   30

Section 29.    Special Termination                          31

Section 30.    Miscellaneous                                33

Section 31.    Third-Party Beneficiaries                    33

Section 32.    Liability of Lessor Limited                  34

Section 33.    Execution                                    34

Signature                                                   35

ATTACHMENTS TO RAILCAR LEASE:

   Annex 1 - Definitions
   Annex 2 - Pricing Assumptions

EXHIBITS
   A - Equipment Description
   B - Lease Supplement
   C - Fixed Rent
   D - Stipulated Loss Value and Termination Value

RAILCAR LEASE

     This RAILCAR LEASE dated as of April 15, 1994 (the "Lease"), by and between SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement dated as of April 15, 1994 with BNY CAPITAL FUNDING CORP., a New York corporation (the "Lessor"), and KANSAS CITY POWER & LIGHT COMPANY, a Missouri corporation (the "Lessee").

     WHEREAS, Lessee has selected 380 new 120-ton high side rotary dump aluminum gondola railcars as more specifically described in the Lease Supplements to be delivered on each Closing Date for purchase from Seller and intends to assign to Lessor, pursuant to the Acquisition Agreement, its right to purchase such railcars; and

     WHEREAS, Lessee has previously purchased 120 120-ton high side rotary dump aluminum gondola railcars as more specifically described in the Lease Supplements to be delivered on each Closing Date and intends to sell such railcars to Lessor; and

     WHEREAS, Lessor will purchase such railcars on each Closing Date;

     In consideration of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

SECTION 1.     DEFINITIONS.

     For purposes of this Lease, capitalized terms used herein shall have the meanings assigned to them in Annex 1 hereto, as the same may be amended from time to time (such definitions to be equally applicable to both the singular and plural forms of the terms defined). Any term defined by reference to an agreement, instrument or other document shall have the meaning so assigned to it whether or not such document is in effect. Unless otherwise indicated, references without qualification in this Lease to sections, paragraphs, clauses, appendices, schedules and exhibits are to the same contained in or attached to this Lease.

SECTION 2.     AGREEMENT FOR LEASE OF EQUIPMENT.

     Subject to, and upon all of the terms and conditions of this Lease, Lessor hereby agrees to lease to Lessee and Lessee hereby agrees to lease from Lessor each Item of Equipment for the Lease Term.

SECTION 3.     DELIVERY AND ACCEPTANCE OF EQUIPMENT.

     Lessor shall not be liable to Lessee for any failure or delay in obtaining any Item of Equipment or making delivery thereof. Upon execution and delivery of a Lease Supplement substantially in the form attached hereto as Exhibit B by Lessor and Lessee, the Items described therein shall be deemed to have been delivered to and accepted by Lessee as agent for Lessor under the Acquisition Agreements and for all purposes of this Lease, and thereupon shall be subject to all of the terms, provisions and conditions of this Lease.

     Lessee's execution and delivery of a Lease Supplement shall be evidence that the Items of Equipment listed therein have been subjected to this Lease on the terms hereof. Lessee's execution and delivery of a Lease Supplement with respect to an Item of Equipment pursuant to this
Section 3 shall conclusively establish that, as between Lessor and Lessee, but without limiting or otherwise affecting Lessor's or Lessee's rights, if any, against any other Person, such Item of Equipment is acceptable to and irrevocably accepted by Lessee under the Lease, notwithstanding any defect with respect to design, manufacture, condition or any other matter or the failure of any such Item of Equipment to comply to the specifications applicable thereto or to all applicable federal or state governmental standards including, without limitation, any imposed by the United States Department of Transportation and ICC requirements and specifications, if any, or to all standards recommended by the AAR applicable to railroad equipment of the character of the Equipment as of the date hereof, and that, as between Lessor and Lessee, such Item of Equipment is in good order and condition.

SECTION 4.     LEASE TERM.

     The interim term (the "Interim Term") for each Item of Equipment shall commence on the Acceptance Date for such Item of Equipment and shall terminate on September 29, 1994 unless this Lease is sooner terminated with respect to such Item pursuant to the provisions hereof. The basic term (the "Basic Term") for each Item of Equipment shall commence on September 30, 1994 (the "Basic Term Commencement Date") for such Item and, unless this Lease is sooner terminated with respect to such Item (or all Equipment) pursuant to the provisions hereof, shall terminate on September 30, 2014. If not sooner terminated pursuant to the provisions hereof, the Lease Term for each Item of Equipment shall end on the last day of the Basic Term thereof, or if this Lease is renewed pursuant to Section 25(a) hereof, on the last day of the last Renewal Term thereof.

SECTION 5.     RETURN OF EQUIPMENT.

     (a) Return of Equipment upon Expiration of Term. Upon the expiration or earlier termination of the Lease Term with respect to each Item of Equipment and so long as no Default or Event of Default has occurred and is continuing (and provided, in the case of the expiration of the Lease Term, that Lessee has not exercised its purchase option under Section 25(b) hereof), Lessee will deliver possession of each Item of Equipment to Lessor, at up to two (2) locations specified by Lessor within fifty (50) miles of Kansas City, Missouri or at such other mutually agreed to locations, in the condition described in Section 10 hereof. Delivery shall be in groups of at least 100 Items of Equipment. Each such group of Items of Equipment shall be returned to the Lessor on the expiration or earlier termination of the Lease Term with respect to such Items of Equipment. The location where each such Item shall be returned shall be specified in a written notice given by Lessor to Lessee at least sixty (60) days prior to such redelivery (each, a "Redelivery Location"). Any Item of Equipment delivered to a Redelivery Location shall be deemed to be redelivered hereunder on the date on which all of the Equipment shall have been delivered to such Redelivery Location in the condition described in Section 10 hereof, provided that Lessor has given the notice set forth above. During the period of 240 days prior to the end of the Lease Term or any Renewal Term, Lessee will permit Lessor or any person designated by it, including the authorized representative or representatives of any prospective purchaser or user of such Items of Equipment to inspect any or all of such Items of Equipment. Subject to the following paragraph, Fixed Rent or Renewal Rent, as the case may be, with respect to any Item of Equipment so deemed to have been redelivered shall cease to accrue.

     (b) Return of Equipment upon Default. If the Lessor shall terminate this Lease pursuant to Section 19 hereof, the Lessee shall forthwith deliver possession of the Equipment to the Lessor. For the purpose of delivering possession of any Item to the Lessor as above required, the Lessee shall at its own cost, expense and risk: (i) forthwith deliver such Items to not more than two (2) locations as the Lessor shall designate, and (ii) permit the Lessor to store such Items for a period of 360 days at such locations without charge for insurance, rent or storage, and during such period of storage the Lessee shall continue to maintain all insurance required by Section 16 hereof.

     Each such Item will, when placed in storage and at all times while in storage, be in the condition required by Section 10 hereof and the Lessee shall take such actions as may be required by the Lessor to enable the Items to be sold or leased to a third party for use in interchange service under the Interchange Rules. Lessee agrees that no Item shall be considered to have been returned under this Section 5(b) until the Lessee has returned such Item in such condition.

     Without in any way limiting the obligation of the Lessee under the foregoing provisions of this Section 5(b), the Lessee hereby irrevocably appoints the Lessor as the agent and attorney of the Lessee, with full power and authority (which power is coupled with an interest), at any time while the Lessee is obligated to deliver possession of any Items of Equipment to the Lessor after the occurrence of an Event of Default, to demand and take possession of such Item in the name and on behalf of the Lessee from whomsoever shall be at the time in possession of such Item.

     (c) Holdover Rent; Storage Charges. In the event any Item of Equipment is not returned as hereinabove provided as a result of any action or inaction on the part of Lessee as of the date of the expiration of the Lease Term or the Renewal Term with respect to such Item of Equipment, Lessee shall pay to Lessor, for each day thereafter as liquidated damages, and not as a penalty, for the failure of Lessee to return such Item of Equipment to Lessor at the expiration of the Lease Term as required by the provisions of Section 5(a), an amount equal to the daily equivalent of the arithmetic average of the Fixed Rent during the Basic Term for such Item of Equipment or, if the failure to return occurs after a Renewal Term, the arithmetic average of the rent paid during the Renewal Term for such Item of Equipment. Lessee shall also reimburse Lessor, upon demand, for all storage charges incurred by Lessor if any Item of Equipment is redelivered after the end of the Lease Term, until such time as all Items of Equipment shall have been returned to Lessor as required hereby. The provision for such payment of such Rent and storage charges shall not be in abrogation of Lessor's right under Section 5(a) to have such Item of Equipment returned to it hereunder.

     (d) Essence of Lease. The assembling and delivery of the Equipment as hereinbefore provided are of the essence of this Lease, and upon application to any court of equity having jurisdiction in the premises, the Lessor shall be entitled to a decree against the Lessee requiring specific performance of the covenants of the Lessee so to assemble and deliver the Equipment.

SECTION 6.     RENT.

     (a) Interim Rent. Lessee hereby agrees to pay Lessor Interim Rent for the use by Lessee of each Item of Equipment during the Interim Term in one installment payable on September 30, 1994 in an amount equal to the difference between (i) the amount that the Owner Participant shall be obligated to pay under and pursuant to Section 2.1(b) of the Participation Agreement, and (ii) the amount actually paid to the Security Trustee by the Owner Participant under and pursuant to Section 2.1(b) of the Participation Agreement. Subject to the provisions of
Section 6(e), in the event that Lessee shall make a payment of Interim Rent hereunder due to Owner Participant's failure to pay the full amount required to be paid by the Owner Participant under Section 2.1(b) of the Participation Agreement, Lessee shall be entitled to offset such amount plus interest thereon at a rate per annum equal to the Late Rate against payments of Fixed Rent until such time as Lessee has been paid or shall have so offset the amount of such Interim Rent payment; provided that Lessee shall not have such right of offset if a Default or Event of Default hereunder shall have occurred and be continuing.

     (b) Fixed Rent. Lessee hereby agrees to pay Lessor Fixed Rent for the use by Lessee of each Item of Equipment during the Basic Term, in consecutive semiannual installments, due and payable on each Rent Payment Date and continuing until the expiration or earlier termination of the Basic Term, with each such installment to be in an amount equal to the product obtained by multiplying (i) the Purchase Price of such Item of Equipment by (ii) the applicable percentages set forth in Exhibit C attached hereto. Lessee hereby agrees to pay Lessor Fixed Rent for each Item of Equipment during each Renewal Term thereof as specified in Section 25(a) hereof.

     (c) Supplemental Rent. Lessee also agrees to pay to Lessor, or to whomever shall be entitled thereto, all Supplemental Rent, as the same shall become due and owing. Lessee shall also pay to Lessor (and, in the case of payments of Supplemental Rent payable to other Persons hereunder, such other Persons) on demand, as Supplemental Rent, to the extent permitted by applicable law, interest at the Late Rate on any part of any installment of Interim Rent or Fixed Rent or any amount due under Section 19 hereof not paid when due at or prior to the time specified for such payment for any period for which the same shall be overdue and on any payment of Supplemental Rent payable to the Note Purchaser or the Security Trustee and not paid when due for the period from the due date thereof until the same shall be paid and at a rate per annum equal to 1% plus the Prime Rate on any payment of Supplemental Rent payable to the Owner Participant or the Owner Trustee and not paid when due for the period from the due date thereof until the same shall be paid. The payment or satisfaction of Lessee's obligation with respect to Fixed Rent or any installment thereof shall not limit any obligation of Lessee which may have accrued during the Lease Term with respect to Supplemental Rent. In the event of any failure on the part of Lessee to pay any such Supplemental Rent hereunder Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Rent.

     (d) Method of Payment. All payments of Interim Rent, Fixed Rent and Supplemental Rent required to be made by Lessee to Lessor shall be made by 11:00 A.M. Wilmington, Delaware time on the date payment is due in United States dollars and in immediately available funds. If any such date is not a Business Day, then payment shall be due on the next succeeding Business Day and if paid on such Business Day by 11:00 A.M. Wilmington, Delaware time, such payment shall be without interest or penalty. In the event of any assignment pursuant to Section 13(b) hereof, all payments or right to payments which are properly assigned thereunder, whether Interim Rent, Fixed Rent, Supplemental Rent or otherwise, shall be paid to such address as shall be designated by Lessor and any such assignee. All payments of Rent (other than payments with respect to Excepted Rights in Collateral, which shall be paid to the Person entitled thereto) shall be paid by Lessee to Lessor at its office at Shawmut Bank Connecticut, National Association, Hartford, Connecticut, ABA. No. 011900445, Attention: Corporate Trust Administration, or as Lessor may otherwise direct from time to time in writing; provided, that so long as the Security Agreement shall not have been discharged pursuant to Section 12.4 thereof, Lessor hereby directs, and Lessee agrees, that all payments of Rent and all other amounts payable to Lessor hereunder (other than payments with respect to Excepted Rights in Collateral, which shall be paid to the Person entitled thereto) shall be paid directly to the Security Trustee at its office at Rodney Square North, Wilmington, Delaware 19890, Attention:
Corporate Trust Administration, or as the Security Trustee may otherwise direct, at such time so as to be received by the Security Trustee prior to 11:00 A.M. Wilmington, Delaware time on the date of payment.

     (e) Minimum Payments. Notwithstanding anything to the contrary contained herein or in any other Operative Agreement, in all events and irrespective of any adjustment thereto, (i) the installment of Interim Rent payable on September 30, 1994 shall be at least equal to the amount of accrued interest due and payable on such date in respect of all Notes then outstanding less the amount paid in respect thereof by Owner Participant, (ii) each installment of aggregate Fixed Rent payable with respect to all Items of Equipment then subject to this Lease on each Rent Payment Date shall be at least equal to the aggregate amount of principal and accrued interest due and payable on such date in respect of all Notes then outstanding and (iii) each payment of Stipulated Loss Value and Termination Value (when added to all other amounts required to be paid by the Lessee under this Lease in respect of any Event of Loss or termination of this Lease) shall be at least equal to an amount sufficient, as of the date of payment, to pay in full the principal of and premium, if any, and interest on all Notes due under the Security Agreement on account of such Event of Loss or termination. Nothing in this Section 6(e) shall be deemed to constitute a guarantee by Lessee of the indebtedness evidenced by the Notes or a guarantee of the residual value of any Item of Equipment.

     (f) Adjustments to Rent. The FPPO and the percentages for Fixed Rent, Stipulated Loss Value and Termination Value set forth in Exhibits C and D, have been calculated in part on the basis of the Pricing Assumptions. If any such Pricing Assumption proves to have been incorrect, then such FPPO and such percentages for Fixed Rent, Stipulated Loss Value and Termination Value shall be adjusted (the FPPO upward only and such percentages upward or downward) so as to preserve Owner Participant's Net Economic Return. Any adjustments pursuant to this Section 6(f) shall (A) satisfy the provisions of Revenue Procedure 75-28 and any other applicable statutes, regulations, revenue procedures, revenue rulings or technical information releases relating to the subject matter of such Revenue Procedure, (B) be made in a manner designed to avoid application of Section 467(b)(2) of the Code and any regulations thereunder or any other similar provision of Federal income tax law and not otherwise cause any adverse effect under any Federal income tax law in effect at the time of such adjustment, (C) not adjust the Fixed Rent or the Stipulated Loss Values and Termination Values to an amount less than the Fixed Rent and Stipulated Loss Values and Termination Values required to enable Lessor to satisfy in full its obligations in respect of the Notes, (D) to the extent possible and not inconsistent with the foregoing, minimize the net present value of the remaining Fixed Rent (using a discount rate equal to the interest rate on the Notes) to the extent the foregoing criteria are met (subject to the requirements of Section 6(e) hereof) and (E) be made on or prior to the Basic Term Commencement Date. Lessor shall furnish to each holder of a Note and to the Security Trustee, at least ten (10) days prior to any adjustment of the FPPO, Fixed Rent, Stipulated Loss Values and Termination Value pursuant to this Section 6(f), revised schedules of such FPPO, Fixed Rent, Stipulated Loss Values and Termination Value, as so adjusted in such form as is provided to the Lessor by the Owner Participant.

     (g) Computation of Adjustments. (i) Upon the occurrence of an event requiring adjustments to the FPPO and the percentages for Fixed Rent, Stipulated Loss Value and Termination Value pursuant to Section 6(f), Owner Participant shall make the necessary computations on a basis consistent with that used by Owner Participant in the computation of the FPPO and the percentages for Fixed Rent, Stipulated Loss Value and Termination Value in connection with the execution and delivery of the Participation Agreement and this Lease, taking into account only the event giving rise to the adjustments. Subject to paragraph (ii) of this
Section 6(g), such adjustments shall be effective on the date Owner Participant shall have furnished to Lessee a certificate signed on behalf of Owner Participant by a responsible officer confirming that such adjustments have been properly computed in accordance with the provisions of this Lease, and shall remain effective until changed in consequence of any inaccuracy discovered in the course of any verification procedure conducted pursuant to paragraph (ii) of this
Section 6(g); provided that any such notice of adjustment shall be given to Lessee at least 30 days prior to the Rent Payment Date next following such notice.

          (ii) Within 30 days after Owner Participant shall have provided Lessee with a certificate pursuant to paragraph (i) of this
Section 6(g), Lessee either shall confirm the accuracy of such computation or shall notify Owner Participant that such computation, and the resulting adjustments proposed by Owner Participant, are inaccurate. In the latter event, Owner Participant and Lessee agree to submit the matter to a nationally recognized independent accounting firm selected by the Owner Participant and reasonably acceptable to the Lessee, and the conclusion of such firm as to the proper adjustments shall be conclusive and binding on Lessee, Owner Participant and Lessor. All expenses incurred by Owner Participant and Lessee in connection with the verification procedures described in this paragraph (ii) shall be paid by Lessee, unless the adjustments of the percentages for Fixed Rent proposed by Owner Participant shall exceed the actual adjustments of such percentages, properly computed and confirmed, by more than 5%, in which case all such expenses shall be paid by Owner Participant. Each adjustment of the FPPO and the percentages for Fixed Rent, Stipulated Loss Value and Termination Value shall be evidenced by the execution and delivery of a supplement to this Lease in form and substance satisfactory to Lessee, Lessor and Owner Participant, and shall be effective as provided herein without regard to the date on which such supplement to this Lease is so executed and delivered. So long as the Lien of the Security Agreement shall remain outstanding, copies of the certificates, proposed adjustments and final adjustments shall be forwarded by the Owner Participant to the Security Trustee.

SECTION 7.     NET LEASE.

     This Lease is a net lease and Lessee acknowledges and agrees that Lessee's obligations hereunder shall be absolute and unconditional under any and all circumstances and shall be paid without notice or demand and without any abatement, reduction, suspension, diminution, deferral, setoff, defense, counterclaim or recoupment whatsoever, including, without limitation, any abatement, reduction, suspension, diminution, deferral, setoff, defense, counterclaim or recoupment due or alleged to be due to, or by reason of, any past, present or future claims which Lessee may have against Lessor, Owner Participant, any assignee, Security Trustee, any vendor or manufacturer of the Equipment or any part or Item thereof, the holders from time to time of the Notes, or any other Person, either under this Lease or otherwise, for any reason whatsoever; nor, except as otherwise expressly provided herein, shall this Lease terminate, or the obligations of Lessee be otherwise affected for any reason whatsoever, including any defect in or damage to or loss of possession or loss of use or destruction of the Equipment or any part or Item thereof, the condition, design, operation or fitness for use thereof, any Liens or rights of others with respect to the Equipment or any part or Item thereof, any prohibition or interruption of or other restriction against Lessee's use, operation or possession of the Equipment or any part or Item thereof, or any interference with such use, operation or possession by any Person or entity (including confiscation, requisition or other taking by any governmental authority, any person acting under governmental authority or otherwise, or action of any public or private person, whether by eviction by paramount title or for any other reason whatsoever), the invalidity or unenforceability or lack of due authorization of this Lease, or any other Operative Agreement, any defect in the title to, compliance with plans or specifications for condition, design or fitness for use of all or any of the Items of Equipment, any insolvency of or any bankruptcy, reorganization or other proceeding against Lessee, Lessor or any other person, or for any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding, it being the intention and agreement of the parties hereto, and the basis of the bargain, that (to the extent permitted by applicable law) Interim Rent, Fixed Rent, Renewal Rent, Supplemental Rent and other amounts payable by Lessee hereunder shall continue to be payable in all events in the manner and at the times herein provided unless and until the obligation to pay the same shall be terminated pursuant to the express provisions of this Lease (in the case of any return of the Equipment to the Lessor, any item of Equipment shall not be deemed to have been returned to the Lessor's possession until all of the Lessee's obligations with respect to the return thereof have been performed). To the extent permitted by applicable law, Lessee hereby waives any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease of any of the Items of Equipment except in accordance with the express terms hereof. Each Interim Rent, Fixed Rent, Renewal Rent, Supplemental Rent or other payment made by Lessee hereunder shall be final and Lessee shall not seek to recover all or any part of such payment (except for any excess payment made in error) from Lessor, Owner Participant, Security Trustee, or any holder or former holder of a Note for any reason whatsoever.

     Without limiting the generality of the foregoing, Lessee covenants that it will remain obligated under this Lease in accordance with its terms, and will not take any action to terminate (except in accordance with the express provisions hereof), rescind or avoid this Lease for any reason, notwithstanding any insolvency, bankruptcy, reorganization or other proceeding affecting Lessor or Owner Participant, or any property of Lessor or Owner Participant, or any action which may be taken by any receiver, trustee or liquidator (or other similar official) or by any court.

     Nothing in this Section or in any other provision of this Lease shall preclude any separate, independent claim (not by way of abatement or reduction of any amount at any time payable by Lessee hereunder) by Lessee for the breach of any representation, covenant, undertaking or agreement made herein and in any other Operative Agreement for the benefit of Lessee by Lessor or Owner Participant.

SECTION 8.     LESSOR'S TITLE; EQUIPMENT TO BE AND REMAIN PERSONAL
               PROPERTY.

     Title to the Equipment shall at all times remain in Lessor and at no time during the Lease Term shall title become vested in Lessee. This Lease is and is intended to be a true lease and not a lease intended as security or a lease in the nature of a security interest. Lessee shall acquire no right, title or interest in or to the Equipment, except the right to use the same pursuant to the terms of this Lease. It is the intention and understanding of both Lessor and Lessee that the Equipment shall be and at all times remain personal property and be treated as a lease for federal income tax purposes.

SECTION 9.     USE OF EQUIPMENT; COMPLIANCE WITH LAWS.

     Lessee shall pay all costs, expenses, fees and charges incurred in connection with the use and operation of the Equipment during the lease thereof. Lessee agrees that the Equipment will be used and operated solely in the regular course of its or any affiliate's business and in compliance with all statutes, laws, ordinances, rules and regulations of any Federal, state or local governmental body, agency or authority applicable to the use and operation of the Equipment. If such laws or rules require any alteration, replacement or addition of or to any part on any Item of Equipment, Lessee will conform therewith at its own expense. Lessee agrees not to operate or locate any Item of Equipment, or to suffer any Item of Equipment to be operated or located, in any area excluded from coverage by any insurance policy required by the terms of Section 16 hereof or to operate or locate any Item of Equipment in such a manner as to violate the terms of any insurance policy required by the terms of said Section 16, except in the case of a requisition for use by the United States Government where Lessee (or any sublessee) has obtained, prior to the operation or location of the Item of Equipment in such area, indemnification or insurance in lieu of such indemnification from the United States Government against the risks and in the amounts required by, and in compliance with, Section 16 hereof covering such area.

     Lessee shall procure and maintain in effect all licenses, registrations, certificates, permits, approvals and consents required by Federal, state or local laws or by any governmental body, agency or authority in connection with the use and operation of each Item of Equipment, including any instruments required by the AAR. Notwithstanding the foregoing sentence, however, Lessee will cause this Lease and the Security Agreement to be filed and recorded with the ICC in accordance with Section 20c of the Interstate Commerce Act, and will do and perform any other act and will execute, acknowledge, deliver, file, register, record (and will refile, reregister, deposit and redeposit or rerecord whenever required) this Lease and any and all amendments or supplements to this Lease, or otherwise with respect to or including any other Operative Agreement, in connection with any assignment or sublease pursuant to Section 13(a) or otherwise, any financing statements or similar instruments, and any and all further instruments required by law or reasonably requested by Lessor, for the purpose of protecting Lessor's title to any Item of Equipment to the satisfaction of Lessor and Lessor's counsel or for the purpose of carrying out the intention of this Lease, including, without limitation, any such filings and recordings as shall be necessary to evidence any change in name of Lessee or Lessor, or any merger or consolidation thereof. Lessee will pay all costs, charges and expenses incident to any such filing, refiling, recording and re-recording or depositing and redepositing of any such instruments or incident to the taking of such action, other than the fees and expenses of the Owner Participant and the Owner Trustee in connection with any such instruments requested by the Owner Participant solely for the benefit of the Owner Participant and not otherwise required under or anticipated by the Operative Agreements. This Lease shall be filed and recorded with the ICC prior to the delivery and acceptance hereunder of any Item.

     The Equipment will at all times during the Lease Term be and remain in the possession and control of Lessee, subject to the terms of Section 13(a) hereof. Lessee shall operate the Equipment and permit the Equipment to be located only in the contiguous forty-eight states of the United States. Lessee shall not use and will not permit any other person to use any Equipment or allow the same to be used for any unlawful purpose. Lessee shall use and operate the Equipment or cause it to be used and operated only by personnel authorized by Lessee, and Lessee shall use every reasonable precaution to prevent loss or damage to each Item of Equipment from fire and other hazards. Lessee shall use the Equipment only in the manner for which it was designed and intended and so as to subject it only to ordinary wear and tear; provided, that the Lessee shall not use the Equipment and shall not permit the Equipment to be used to transport or store hazardous or toxic substances or materials or other substances or materials containing or contaminated by hazardous or toxic substances or materials.

SECTION 10.    MAINTENANCE AND REPAIR OF EQUIPMENT.

     Lessee shall, at its own expense, (i) maintain and keep the Equipment in good physical condition and working order consistent with standard industry maintenance practice, and as otherwise may be required by any insurance policies maintained pursuant to Section 16 or to enforce warranty claims against each vendor and manufacturer of each Item of Equipment, ordinary wear and tear excepted; (ii) maintain the Equipment in accordance with the standards then in effect under (A) the Interchange Rules or similar successor guidelines of the AAR (the "Interchange Rules") and (B) regulations of the Federal Railway Administration, and at least equal to the standards of maintenance which Lessee performs on similar equipment owned or leased by Lessee, without discriminating in any way between equipment of similar type that is owned or leased; (iii) comply with all requirements of law applicable to the maintenance and condition of the Equipment; and (iv) maintain the Equipment in good operating condition commercially suitable for carrying the commodities for which such Equipment was designed.

SECTION 11.    REPLACEMENTS; ALTERATIONS; MODIFICATIONS.

     Lessee shall, at its sole expense, make all alterations, modifications, additions or attachments required by applicable law or deemed necessary by any Federal, state or local governmental agency for the continued usefulness of the Equipment. Lessee may, at its sole expense, make other alterations, modifications, additions or attachments to the Equipment as it may deem desirable in the conduct of its business so long as (x) the value, utility or condition of the Equipment is not diminished materially below the value, utility, or condition thereof immediately prior to such alteration, modification, addition or attachment, assuming the Equipment was then in at least the condition and repair required to be maintained by the terms of this Lease, and (y) such alterations, modifications, additions or attachments do not cause any such Item to become a limited use property within the meaning of Revenue Procedure 76-30, 1976-2 C.B. 647 (or such other successor tax provision). So long as no Event of Default has occurred and is continuing, and so long as the value, utility and condition of the Equipment (exclusive of any such alterations, modifications, additions or attachments) is not reduced thereby, any such alteration, modification, addition or attachment, which was paid for by Lessee and not reimbursed or otherwise compensated for by Lessor, shall (subject to the last two sentences of this Section 11) remain the property of Lessee and may be removed by Lessee prior to return of the Equipment pursuant to Section 5 hereof. If any alteration, modification, addition or attachment to an Item of Equipment (i) is a replacement of existing parts constituting part of the Items of Equipment, (ii) was made in the course of ordinary and proper maintenance of the Items of Equipment,
(iii) is required by Federal, state or local law in order to permit the continued usefulness of the Equipment; or (iv) cannot physically be removed without damage to the Equipment, it shall become the property of Lessor, and shall be subject to all the terms of this Lease. Upon termination of this Lease, Lessor shall have the option to purchase from Lessee any alterations, modifications, additions or attachments to any Item of Equipment not described in the preceding sentence at the Fair Market Sales Value of such alterations, modifications, additions or attachments, as the case may be.

SECTION 12.    IDENTIFICATION MARKS; INSPECTION.

     Lessee agrees, at Lessee's cost and expense and on or before the Acceptance Date for each Item of Type A Equipment and as soon as practicable and in any event within 60 days after the First Closing Date for each Item of Type B Equipment, to place markings on the Equipment by stencil or by a metal tag or plate affixed thereto in letters not less than one inch in height, a legend substantially as follows:

"OWNERSHIP SUBJECT TO A SECURITY AGREEMENT FILED
WITH THE INTERSTATE COMMERCE COMMISSION"

with appropriate changes thereof and additions thereto as from time to time may be required by law in order to protect Lessor's title thereto and ownership thereof and the Security Trustee's interest therein; provided, however, that such identification markings are to be placed so as not to interfere with the usefulness and utility of such Item of Equipment. If during the Lease Term any such identification marking shall be defaced or destroyed, Lessee shall cause such defaced or destroyed identification marking to be restored or replaced. Lessee will cause each Item of Equipment to be kept numbered with the road number and serial number as shall be set forth in any Lease Supplement hereto extending this Lease to cover such Item of Equipment. Lessee shall not allow the name of any other Person to be placed on any Item of Equipment as a designation that might be identified as a claim of ownership or any other interest therein; provided that nothing herein contained shall prohibit Lessee or its permitted sublessees from placing its customary colors and insignia on any Item of Equipment or from naming each Item of Equipment. Lessee will not change the identification number of any Item of Equipment unless and until (i) a statement of a new number or numbers to be substituted therefor shall have been delivered to Security Trustee and Lessor and filed, recorded and deposited by Lessee in all appropriate public offices, including the public offices where this Lease and the Security Agreement shall have been filed, recorded and deposited, and (ii) Lessee shall have furnished Lessor and Security Trustee an opinion of counsel in form and substance reasonably satisfactory to them to the effect that such statement has been so filed, recorded and deposited and that such filing, recordation and deposit will protect Lessor's interest in such Items of Equipment and the security interest of the Security Trustee under the Security Agreement. Upon the reasonable request of Lessor, Lessee shall make the Equipment available to Lessor for inspection and shall also make Lessee's records pertaining to the Equipment reasonably available to Lessor for inspection, it being understood and agreed that Lessor shall have no obligation to make such inspection and shall incur no liability for failure to do so. During the continuance of a Default or an Event of Default, such inspection shall be at Lessee's expense.

SECTION 13.    ASSIGNMENTS AND SUBLEASES.

     (a) By Lessee. Lessee will not, without the prior written consent of Lessor and the Security Trustee, assign its lease of any Item of Equipment, or transfer or encumber its rights or obligations hereunder, and any attempted assignment, transfer or encumbering by Lessee shall be null and void; provided, however, subject to the receipt of any necessary regulatory approvals, Lessee may, so long as no Default or Event of Default shall have occurred and be continuing, assign its lease of any Item of Equipment to an Affiliate with the prior written consent of Lessor and the Security Trustee, which consent will not be unreasonably withheld; provided, further, subject to the receipt of any necessary regulatory approvals, Lessee may so long as no Default or Event of Default shall have occurred and be continuing without the prior consent of Lessor or the Security Trustee, sublease any Item of Equipment to any Affiliate, railroad company or other Person for a period not to exceed twelve months in accordance with customary industry practice so long as such assignment or sublease does not cause the Items of Equipment to be "tax-exempt use property" within the meaning of
Section 168(h) of the Code and so long as such assignment or sublease does not extend beyond the end of the Lease Term. Any such sublease or assignment shall not be in conflict with any of the terms and conditions of this Lease and Lessee's obligations hereunder shall continue in full force and effect as the obligations of a principal and not of a surety irrespective of such sublease or assignment. Each sublease or assignment permitted by this paragraph shall be expressly subject and subordinate to all of the provisions of this Lease and to the rights and remedies of the Security Trustee under the Security Agreement and Lessor under this Lease in respect of the Items of Equipment covered by such sublease or assignment.

     (b) Transfers by Lessor or Owner Participant. Lessor and Owner Participant shall not be entitled to transfer their respective interests in this Lease and the Trust Estate other than the assignment of this Lease by the Lessor to the Security Trustee pursuant to the Security Agreement except in compliance with Section 3.11 of the Trust Agreement, with respect to Lessor, and Section 3.6(d) of the Participation Agreement, with respect to Owner Participant. No such transfer by Lessor or Owner Participant shall interfere with Lessee's rights under this Lease with respect to Lessee's use of the Items of Equipment. Lessee shall provide such information concerning the location of the Equipment as Lessor may reasonably request in connection with any such transfer.

     Upon written notice by Lessor to Lessee of any such sale or assignment, Lessee shall thereafter make payments of all Fixed Rent and other sums due hereunder to the party specified in such notice and such payments shall discharge the obligation of Lessee to Lessor hereunder to the extent of such payments. Lessee shall be under no obligation to any assignee of Lessor, except upon written notice of such assignment to Lessee. Lessee hereby acknowledges and consents to the security interest and other rights and interests granted to the Security Trustee pursuant to the Security Agreement. Such notice is hereby given of the assignment of this Lease and all Rent and other payments to be made to the Lessor hereunder (other than Excepted Rights in Collateral) to the Security Trustee under and pursuant to the Security Agreement, and the Lessee agrees to make all payments of Rent in accordance with the provisions of Section 6(d). Upon any such sale or assignment under this
Section 13(b), Lessee shall not be required to execute any documents in connection therewith other than a form of acknowledgment, any required Uniform Commercial Code Financing Statements or any filings required by the ICC or AAR. Any expenses incurred in connection with any such sale or assignment shall be borne solely by Lessee if an Event of Default has occurred and is continuing, otherwise solely by Lessor. Lessee shall not be required to prepare any documents in connection with any such sale or assignment.

SECTION 14.    LIENS.

     Assuming that the Lease has been filed with the ICC, Lessee represents and warrants to Lessor that at the time an Item of Equipment is accepted by it under the Lease, such Item will be free and clear of all Liens except Permitted Encumbrances described in clauses (i) and
(iv) of the definition thereof, it being understood that a claim by the Seller against the Equipment, even if not 30 days past due, is not a Permitted Encumbrance. Lessee will not create, incur, assume or suffer to exist any Lien on or with respect to the Equipment or any part or Item thereof, Lessor's title thereto, or any interest therein, except Permitted Encumbrances. Lessee, at its own expense, will pay, satisfy and otherwise take such actions as may be necessary to keep the Equipment free and clear of, and to duly discharge or eliminate or bond in a manner satisfactory to Lessor, any such Lien other than Permitted Encumbrances if the same shall arise at any time during the Lease Term. Lessee will notify Lessor upon becoming aware of any tax or other Lien (other than any Lien excepted above) that shall attach to the Equipment or any Item of Equipment.

SECTION 15.    LOSS, DAMAGE OR DESTRUCTION.

     (a) Risk of Loss, Damage or Destruction. Lessee hereby assumes all risk of loss, damage, theft, taking, destruction, confiscation or requisition, partial or complete, of or to each Item of Equipment, however caused or occasioned, such risk to be borne by Lessee with respect to each Item of Equipment from the Acceptance Date, and continuing until the expiration or early termination of the Lease Term. Lessee shall promptly notify Lessor of any loss or casualty damage (other than any such loss or damage which constitutes an Event of Loss) to any Item or Items of Equipment where such loss or damage is estimated to exceed the amount of self-insurance or deductible amount maintained by the Lessee pursuant to and in accordance with Section 16 hereof. Lessee shall, within 90 days of notifying Lessor of such loss or casualty damage, notify Lessor that Lessee intends to repair such Item or Items of Equipment and provide Lessor with an estimated cost and time frame with respect to such repairs.

     (b) Replacement or Payment of Stipulated Loss Value upon an Event of Loss. If an Event of Loss occurs with respect to an Item or Items of Equipment during the Lease Term, Lessee shall, promptly and in any event within forty-five (45) days after the occurrence of such Event of Loss, inform Lessor and Owner Participant in regard thereto and of its election to perform one of the following options (it being agreed that if Lessee shall not have given notice of such election within forty-five
(45) days after such notice of such occurrence or if a Default or an Event of Default then exists, Lessee shall be obligated to perform the option set forth in the following paragraph (ii)):

          (i) as promptly as practicable, and in any event on or before the Business Day next preceding the 136th day following the date of such notice, in replacement for such Item of Equipment, Lessee shall comply with Section 15(d) hereof and shall convey or cause to be conveyed to Lessor a Replacement Item to be leased to Lessee hereunder, such Replacement Item to be free and clear of all Liens (other than Permitted Encumbrances referred to in clauses (i) and (iv) of the definition of such term), to be of the same type and a similar make and model to the Item so replaced and to have a fair market value, utility and remaining useful life at least equal to the Item so replaced (assuming such Item was in the condition required to be maintained by the terms of this Lease); provided that, as a condition to Lessee's election to replace any Item of Equipment pursuant to this paragraph
(i), on the Rent Payment Date next following such notice of such Event of Loss, Lessee shall pay the Stipulated Loss Value for such Item (computed as of such Rent Payment Date) to Lessor or, so long as the Lien of the Security Agreement shall not have been satisfied and discharged, to the Security Trustee to be held in escrow (but as part of the Collateral) pending the replacement of such Item in compliance with this paragraph (i) and Section 15(d) hereof (it being agreed that, upon the replacement of such Item in compliance with this paragraph (i) and
Section 15(d) hereof, such Stipulated Loss Value shall be returned to Lessee); and provided further that if Lessee shall not perform its obligation to effect such replacement under this paragraph (i) during the period of time provided herein, then such Stipulated Loss Value shall be retained by Lessor or, so long as the Lien of the Security Agreement shall not have been satisfied and discharged, the Security Trustee for application in accordance with Section 5.1(d) of the Security Agreement and Lessee shall pay, on the next succeeding Rental Payment Date after the end of such period, to Lessor or, in the case of Supplemental Rent, to the person entitled thereto, the amounts specified in clauses (B) and (C) of paragraph (ii) below; or

          (ii) on the Rent Payment Date next following such notice of such Event of Loss, Lessee shall pay (A) the Stipulated Loss Value for such Item (computed as of such Rent Payment Date), plus (B) the Fixed Rent and any Supplemental Rent due for such Item of Equipment on such Rent Payment Date, plus (C) all accrued and unpaid Fixed Rent and any Supplemental Rent owing for such Item of Equipment through any prior Rent Payment Date.

Lessee agrees (i) to indemnify the Owner Participant on an after-tax-basis for any adverse tax consequences resulting from the replacement of any Item pursuant to this Section 15 and (ii) to pay all legal and other expenses in connection with the replacement of any Item pursuant to this Section 15.

     (c) Rent Termination. Upon the sale, retention or replacement of any Item or Items of Equipment in compliance with this Section 15 or upon the payment of all sums required to be paid pursuant to Section 15(b)(ii) hereof in respect of any Item or Items for which the Lessee has elected to pay or has been deemed to have elected to pay pursuant to the proviso to Section 15(b)(i) the amounts specified in Section 15(b)(ii), the Lease Term with respect to such Item or Items and the obligation to pay Rent for such Item or Items accruing subsequent to the date of payment of the Stipulated Loss Value for such Item or Items pursuant to Section 15(b)(ii) shall terminate; provided that Lessee shall be obligated to pay all Rent in respect of such Item or Items which has accrued up to and including the date of payment of such Stipulated Loss Value pursuant to Section 15(b)(ii).

     (d) Disposition of Equipment; Replacement of Item. (i) Upon the payment of all sums required to be paid pursuant to this Section 15 in respect of any Item or Items of Equipment, Lessor will convey to Lessee or its designee all right, title and interest of Lessor in and to such Item or Items, "as is", "where is", without recourse or warranty, except for a warranty against Lessor's Liens, and shall execute and deliver to Lessee or its designee such bills of sale and other documents and instruments as Lessee or its designee may reasonably request to evidence such conveyance. As to each separate Item so disposed of, so long as no Default or Event of Default shall have occurred and be continuing, any payments received by Lessor or by Lessee from any insurer or other party (except Lessee) as a result of the occurrence of such Event of Loss will be applied in reduction of Lessee's obligation to pay the amounts described in Section 15(b)(ii)(A), if not already paid by Lessee, or, if already paid by Lessee, will be applied to reimburse Lessee for its payment of such amount, and any such payments in excess of the amounts described in Section 15(b)(ii)(A) shall be paid to or retained by Lessor, and after the occurrence and continuance of a Default or an Event of Default such payments shall be paid to the Security Trustee so long as the Lien of the Security Agreement shall not have been discharged and thereafter shall be paid to the Lessor; provided however, that Lessee shall be entitled to share in any excess such that Lessee's share will be calculated as the product of (x) any excess of the amounts described above and (y) one minus a fraction having as its numerator the number of years of the Basic Term, together with any fractions thereof, which have elapsed to the date of availability of any such excess funds and a denominator equal to the total number of years of the Basic Term.

          (ii) At the time of or prior to any replacement of any Item, Lessee, at its own expense, will (A) furnish Lessor with a bill of sale and an assignment of warranties with respect to the Replacement Item,
(B) cause a Lease Supplement substantially in the form of Exhibit B hereto, subjecting such Replacement Item to this Lease, duly executed by Lessee, to be delivered to Lessor for execution and, upon such execution, to be filed for recordation in the same manner as the original Lease Supplement, (C) so long as the Lien of the Security Agreement shall not have been satisfied and discharged, cause a Security Agreement Supplement substantially in the form of Exhibit B to the Security Agreement for such Replacement Item, to be delivered to Lessor and to the Security Trustee for execution and, upon such execution, to be filed for recordation in the same manner as the original Security Agreement Supplement, (D) so long as the Lien of the Security Agreement shall not have been satisfied and discharged, cause a financing statement or statements with respect to the Replacement Item to be filed in such place or places as necessary in order to perfect the security interest therein created by or pursuant to the Security Agreement and precautionary Uniform Commercial Code financing statements naming Lessee as debtor, the Owner Trustee as secured party and the Security Trustee as assignee of the secured party to be filed in such public offices as are deemed necessary or appropriate by the Security Trustee, the Owner Trustee and the Owner Participant to perfect the right, title and interest of the Security Trustee as assignee of the Owner Trustee in the Equipment, (E) furnish Lessor with an opinion of Lessee's counsel, to the effect that (x) the bill of sale referred to in clause (A) above constitutes an effective instrument for the conveyance of title to the Replacement Item to Lessor, (y) good and marketable title to the Replacement Item has been delivered to Lessor, free and clear of all Liens (other than Permitted Encumbrances referred to in clauses (i) and (iv) of the definition of such term), and (z) all filings, recordings and other action necessary or appropriate to perfect and protect the Lessor's and the Security Trustee's respective interests in the Replacement Item have been accomplished and (F) furnish Lessor with a certificate of a qualified independent appraiser (or such other Person as shall be mutually agreed to by Lessee and Lessor and, if so mutually agreed to, may be the system chief mechanical officer of Lessee) certifying that the Replacement Item has a fair market value, utility and remaining useful life at least equal to the Item so replaced (assuming such Item was in the condition required to be maintained by the terms of this Lease) and setting forth a reasonable basis for such conclusion in reasonable detail. For all purposes hereof, upon passage of title thereto to Lessor, the Replacement Item shall be deemed part of the property leased hereunder and the Replacement Item shall be deemed an "Item" of Equipment as defined herein. Upon passage of title to any Item of Equipment, whether in connection with the replacement of such Item of Equipment or in connection with the payment of all sums required to be paid pursuant to Section 15(b)(ii) hereof with respect to such Item of Equipment, Lessor will transfer to Lessee, without recourse or warranty (except as to Lessor's Liens), all Lessor's right, title and interest in and to such Item, and upon such transfer, Lessor will request in writing that the Security Trustee execute and deliver to Lessee an appropriate instrument releasing such Item from the lien of the Security Agreement and releasing the Assignment of Warranties with respect to such Item from the assignment and pledge under the Security Agreement. As to each separate replaced Item, so long as no Default or Event of Default shall have occurred and be continuing, Lessee or its designee shall be entitled to any awards, insurance or other proceeds and damages received by Lessee, Lessor or the Security Trustee with respect to such replaced Item after having replaced such Item.

     (e) Application of Payments Not Relating to an Event of Loss. So long as no Default or Event of Default shall have occurred and be continuing, any payments (including, without limitation, insurance proceeds) received at any time by Lessor or Lessee from any governmental authority or other party with respect to any loss or damage to any Item or Items of Equipment not constituting an Event of Loss will be applied directly in payment of repairs or for replacement of property in accordance with the provisions of Sections 10, 11 and 16 hereof, if not already paid by Lessee, or if already paid by Lessee, shall be applied to reimburse Lessee for such payment, and any balance remaining after compliance with said Sections with respect to such loss or damage shall be retained by Lessor, and after the occurrence and continuance of a Default or an Event of Default such payments shall be paid to the Security Trustee so long as the Lien of the Security Agreement shall not have been discharged and thereafter shall be paid to the Lessor; provided, however, that Lessee shall be entitled to share in any excess such that Lessee's share will be calculated as the product of (x) any excess of the amounts described above and (y) one minus a fraction having as its numerator the number of years of the Basic Term, together with any fractions thereof, which have elapsed to the date of availability of any such excess funds and a denominator equal to the total number of years of the Basic Term. Lessee's obligation to pay all installments of Rent and other sums shall continue for the duration of such requisitioning or taking unless and until the same shall become an Event of Loss.

SECTION 16.    INSURANCE.

     As part of an insurance program including risk retention and self-insurance, Lessee will, at all times prior to the return of the Equipment to Lessor, at its own expense, cause to be carried and maintained (i) property damage insurance in respect of the Equipment at the time subject hereto and (ii) public liability insurance with respect to third-party personal and property damage, and Lessee will continue to carry such insurance in such amounts and for such risks and with such insurance companies and subject to such self-insurance consistent with prudent industry practice by Lessee, but in any event not less comprehensive in amounts and against risks customarily insured against by Lessee in respect of equipment owned or leased by it similar in type to the Equipment.

     Lessee may from time to time self-insure in accordance with its then-current fleet wide practice by way of deductible, premium adjustment or franchise provisions or otherwise in respect of the insurance policies covering the risks required to be insured against pursuant to this Section 16; provided, however, that during any period when (a) any debt security issued by Lessee is rated lower than Baa3 by Moody's Investors Service, Inc., lower than BBB- by Standard & Poor's Corporation, or lower than the equivalent of either thereof by any other nationally recognized rating agency, or (b) no such debt security is outstanding or rated, the public liability insurance required hereunder shall provide a minimum coverage of $50,000,000 and Lessee may not so self-insure in aggregate policy year amounts in excess of $10,000,000. If Lessee shall lose the right to self-insure without restriction under this Section 16 and shall subsequently be able to self-insure without restriction under this Section 16, Lessee shall give Lessor not less than ninety (90) days' prior written notice of the commencement of any self-insurance program permitted by this Section 16, which notice shall include such details about such self-insurance as Lessor may reasonably request. In addition, Lessee shall cooperate with all reasonable requests of Lessor for such information and documentation about such self-insurance program. All such self-insurance assumed by Lessee pursuant to this Section 16 in respect of property damage and public liability shall not be in amounts greater than that under any other insurance coverage in respect of any railcar owned, operated or leased by Lessee or any Affiliate of Lessee. Upon request by Lessor, Lessee shall, at Lessor's sole cost and expense for premiums, arrange for and place insurance coverage on the Equipment, assuming such insurance can be obtained, for the benefit of Lessor, under then-existing policies and with Lessee's then-existing insurance brokers with deductibles, coverages and other terms as Lessor shall request.

     Any such insurance policies shall: (i) name and insure the Lessor, in its individual and trust capacities, Owner Participant, Security Trustee and each holder of a Note as additional insureds under the comprehensive public liability insurance and under the property insurance, (ii) insure the Security Trustee or, in the event the Lien of the Security Agreement has been discharged, the Lessor, as sole loss payee under a standard loss payee clause satisfactory to the Security Trustee or the Lessor, as the case may be, under the property insurance,
(iii) with respect to property insurance, provide insurer's waiver of its right of subrogation, set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability against any additional insured except for claims as shall arise from the willful misconduct or gross negligence of such additional insured, (iv) provide that such insurance as to the interest of the Lessor, Owner Participant, Security Trustee and each holder of a Note shall not be invalidated by any action or inaction of Lessee or any other Person (other than such claimant), regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Lessee or any other Person (other than such claimant),
(v) provide that all such insurance is primary without right of contribution from any other insurance which might otherwise be maintained by the Lessor or any assignee under Section 13(b) and shall expressly provide that all provisions except the limits of liability, shall operate in the same manner as if there were a separate policy covering each such additional insured, (vi) provide therein or by endorsement that thirty (30) days prior written notice of expiration, cancellation or modification shall be given to the Lessor, Owner Participant, Security Trustee and each holder of a Note and shall provide that such cancellation, change or modification shall not be effective during such 30 day period as to any of the Lessor, Owner Participant, Security Trustee and each holder of a Note, and (vii) provide that no additional insured shall have any obligation or liability for premiums in connection with such insurance.

     Lessee shall furnish the Lessor, Owner Participant, Security Trustee and each holder of a Note with certificates or other satisfactory evidence of maintenance of the insurance so required and shall furnish binders or other formal confirmation reasonably acceptable to the Lessor evidencing renewals thereof as soon as practicable and certificates of insurance within twenty (20) days after such renewal is effected or the expiration date of the original policy or policies, as the case may be. All other terms of insurance shall be in accordance with such insurance carried by Lessee or its Affiliates with respect to other railcars in its fleet. Upon the execution and delivery of this Lease, certificates of the insurance coverage required by this Section 16 shall be delivered by Lessee to Lessor. Lessee shall furnish written notice to the Lessor, Owner Participant, Security Trustee and each holder of a Note of any notice of cancellation, material modification, termination or lapse for non-payment of premiums with respect to any of the liability insurance provided pursuant to this Section 16 within 5 Business Days after the earlier of (i) the date on which Lessee receives such notice from the insurance company providing such insurance, and
(ii) the date on which Lessee has actual knowledge of any such cancellation, material modification, termination or lapse for non-payment of premiums.

     If the loss (or losses from a single incident or cause) covered by said physical damage insurance is less than $1,000,000, the proceeds of such insurance shall be payable to Lessee provided that no Default or Event of Default shall have occurred and be continuing and after the occurrence and continuance of a Default or an Event of Default such proceeds shall be paid to the Security Trustee so long as the Lien of the Security Agreement shall not have been discharged and thereafter shall be paid to the Lessor. If such loss equals or exceeds $1,000,000, the proceeds of such insurance shall be payable to the Security Trustee or, in the event that the Lien of the Security Agreement has been discharged, the Lessor provided that the Security Trustee or the Lessor, as the case may be, shall, so long as no Default or Event of Default has occurred or is continuing, remit all such insurance proceeds to Lessee at such time as Lessee either (i) provides Lessor evidence that the damage has been repaired and the Equipment has been restored to good working order and condition or (ii) has paid to Lessor or Security Trustee, as the case may be, the amounts otherwise due to Lessor on loss of such Equipment pursuant to Section 15(b) hereof. Lessee's obligation to maintain insurance with respect to any Item of Equipment shall commence on the Acceptance Date of such Item of Equipment and shall run until the earliest to occur of (x) the date on which such Item of Equipment is sold, pursuant to Section 19 hereof, (y) the termination of this Lease with respect to such Items of Equipment pursuant to and in accordance with Section 27 hereof, or (z) the return of the Equipment to the Lessor in accordance with Section 5 hereof. Lessee covenants that it will not use or operate or permit the use or operation of any Item of Equipment at any time when the insurance required by this Section 16 is not in force with respect to such Item of Equipment and will not use the Equipment in a manner which would violate the terms and provisions of such insurance policies. If Lessee shall fail to cause the insurance required under this Section 16 to be carried and maintained, Lessor may provide such insurance and Lessee shall reimburse Lessor upon demand for the cost thereof as Supplemental Rent hereunder.

     Nothing in this Section 16 shall prohibit Lessor, Owner
Participant, Security Trustee or a holder of a Note from obtaining insurance for its own account and any proceeds payable thereunder shall be as provided in the insurance policy relating thereto; provided that no such insurance may be obtained that would limit or otherwise adversely affect the coverage of any insurance to be obtained or maintained by Lessee pursuant to this Section 16.

SECTION 17.    NO WARRANTIES.

     LESSEE LEASES THE EQUIPMENT AS-IS, WHERE-IS WITH ALL FAULTS, AND IN WHATEVER CONDITION IT MAY BE. NEITHER LESSOR, NOT BEING THE MANUFACTURER OR VENDOR OF THE EQUIPMENT, NOR OWNER PARTICIPANT NOR SECURITY TRUSTEE MAKES OR HAS MADE OR SHALL BE DEEMED TO MAKE OR HAVE MADE, ANY REPRESENTATIONS OR WARRANTY, EITHER EXPRESSED OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE DESIGN, OPERATION OR CONDITION OF THE EQUIPMENT, ITS MERCHANTABILITY, VALUE, DURABILITY, SUITABILITY OR ITS FITNESS FOR ANY PARTICULAR USE OR PURPOSE, LESSOR'S TITLE THERETO, LESSEE'S RIGHT TO THE QUIET ENJOYMENT THEREOF, THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE EQUIPMENT, OR THE CONFORMITY OF THE EQUIPMENT TO THE PROVISIONS AND SPECIFICATIONS OF ANY PURCHASE ORDER OR ORDERS RELATING THERETO, AND EACH OF LESSOR, OWNER PARTICIPANT AND SECURITY TRUSTEE HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY (WHICH DISCLAIMER LESSEE HEREBY ACKNOWLEDGES). WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NEITHER LESSOR NOR OWNER PARTICIPANT NOR SECURITY TRUSTEE SHALL BE LIABLE OR RESPONSIBLE FOR ANY DEFECTS, EITHER PATENT OR LATENT (WHETHER OR NOT DISCOVERABLE BY LESSEE), IN THE EQUIPMENT, OR FOR ANY INTERRUPTION IN LESSEE'S BUSINESS CAUSED BY LESSEE'S INABILITY TO USE THE EQUIPMENT FOR ANY REASON WHATSOEVER, ALL OF WHICH ITEMS OF EQUIPMENT WERE SELECTED BY LESSEE ON THE BASIS OF ITS OWN JUDGMENT WITHOUT RELIANCE UPON ANY STATEMENTS, REPRESENTATIONS OR WARRANTIES MADE BY OWNER TRUSTEE, OWNER PARTICIPANT OR SECURITY TRUSTEE, IT BEING AGREED THAT ALL SUCH RISKS, AS BETWEEN LESSOR, WHETHER IN ITS INDIVIDUAL CAPACITY OR AS TRUSTEE, OWNER PARTICIPANT, SECURITY TRUSTEE AND THE HOLDER OF ANY NOTE ON THE ONE HAND AND LESSEE ON THE OTHER HAND, ARE TO BE BORNE BY LESSEE.

     Neither Lessor, Owner Participant nor Security Trustee shall have any responsibility or liability to Lessee or any other person with respect to any of the following: (i) any liability, loss or damage caused or alleged to be caused directly or indirectly by any Item of Equipment or by any inadequacy thereof or deficiency or defect therein or by any other circumstances in connection therewith; (ii) the use, operation or performance of any Item of Equipment or any risks relating thereto; (iii) any interruption of service, loss of business or anticipated profits or consequential damages; or (iv) the delivery, operation, servicing, maintenance, repair, improvement or replacement of any Item of Equipment. Lessee's delivery of a Lease Supplement relating to an Item of Equipment shall be conclusive evidence as between Lessee and Lessor that such Item of Equipment is in all respects satisfactory to Lessee, and Lessee will not assert any claim of any nature whatsoever against Lessor, Owner Participant or Security Trustee based on any of the foregoing matters.

     So long as an Event of Default shall not have occurred and be continuing, and so long as the Equipment shall be subject to this Lease and Lessee shall be entitled to possession of the Equipment hereunder, Lessor authorizes Lessee, at Lessee's expense, to assert for Lessor's account, all rights and powers of Lessor under any manufacturer's, vendor's or dealer's warranty on the Equipment or any part thereof; provided, however, that Lessee shall indemnify, protect, save, defend and hold harmless Lessor from and against any and all claims, and all costs, expenses, damages, losses and liabilities incurred or suffered by Lessor in connection therewith, as a result of, or incident to, any action by Lessee pursuant to the foregoing authorization, and that Lessee shall provide Lessor with prior written notice of any action Lessee proposes to take on Lessor's behalf pursuant to the foregoing authorization. Any payments made by any such vendor or manufacturer pursuant to such warranty for any Item of Equipment shall be payable to Lessee so long as no Default or Event of Default shall have occurred and be continuing and after the occurrence and continuance of a Default or an Event of Default shall be paid to the Security Trustee so long as the Lien of the Security Agreement shall not have been discharged and thereafter shall be paid to the Lessor. Such payment is to be used to repair or replace damaged components in accordance with Section 11 hereof, if feasible, and if not used, such amount shall be paid promptly to Lessor.

SECTION 18.    EVENTS OF DEFAULT.

     Any of the following events shall constitute an Event of Default:

     (a) Lessee shall fail to make any payment of Interim Rent, Fixed Rent, Stipulated Loss Value, Termination Value or Make-Whole Premium within ten (10) Business Days after the same is due and payable or any Supplemental Rent (other than Stipulated Loss Value or Termination Value or Make-Whole Premium) within thirty (30) days after receipt of written notice by Lessee; or

     (b) Lessee shall fail to observe or perform any of the covenants or agreements of Lessee set forth in the first and second paragraphs of
Section 16; or

     (c) any representation or warranty made by Lessee herein, or in any Lessee Agreement (other than the Tax Indemnification Agreement) or any certificate furnished in connection herewith or therewith shall prove to have been incorrect in any material respect when such was made; or

     (d) Lessee shall fail to perform or observe any covenant, condition, or agreement to be performed or observed by it under any Lessee Agreement, or in any agreement or certificate furnished in connection herewith, and such failure shall continue unremedied for thirty (30) days after receipt of written notice by Lessee specifying such failure and demanding the same to be remedied; provided that, no such default shall be deemed an Event of Default if (i) such default is curable other than by the payment of money but cannot be cured within such thirty (30) day period, (ii) such default does not impair in any material respect the Lessor's interest in the Equipment or the security interest of the Security Trustee created pursuant to the Security Agreement, and (iii) Lessee is diligently pursuing such cure and effects such cure within 180 days of the date of such default or before the last day of the Lease Term, whichever shall occur first; or

     (e) Lessee becomes insolvent (however such insolvency may be evidenced) or admits insolvency or bankruptcy or its inability to pay its debts as they mature, makes an assignment for the benefit of creditors or applies for or consents to the appointment of a custodian, trustee or receiver for Lessee, or for the major part of its property or commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or

     (f) a proceeding shall have been instituted in a court having jurisdiction in the premises, seeking a decree or order (i) for relief in respect of Lessee in an involuntary case under any applicable bankruptcy, reorganization, insolvency or other similar law now or hereafter in effect or (ii) for the appointment of a custodian, receiver, trustee or similar official of Lessee or of its property, or
(iii) for the winding up or liquidation of the affairs of Lessee, and either (I) any such proceeding shall remain undismissed or unstayed and in effect for a period of 90 consecutive days or (II) such court shall enter a decree or order granting the relief sought in such proceeding or Lessee shall consent to such entry.

SECTION 19.    REMEDIES UPON DEFAULT.

     Upon the occurrence of any Event of Default, and at any time thereafter so long as such Event of Default shall not have been remedied, Lessor may, at its option, by written notice to Lessee, exercise any one or more of the following remedies as Lessor in its sole discretion shall elect (provided that this Lease shall automatically be deemed to be declared in default without the necessity of such written notice upon the occurrence of any Event of Default described in Section 18(e) or (f)):

     (a) Lessor may terminate or cancel this Lease, without prejudice to any other remedies of Lessor hereunder, with respect to all or any Item of Equipment, and may enter the premises of Lessee to take immediate possession of the Equipment and remove all or any Item of Equipment by summary proceedings or otherwise, or may cause Lessee, at Lessee's expense, to surrender and deliver possession of the Equipment or such Item in the same manner as provided in Section 5 hereof;

     (b) Lessor may hold, keep idle or lease to others the Equipment or any Item of Equipment, as Lessor in its sole discretion may determine, free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such action or inaction or for any proceeds with respect thereto, except that Lessee's obligation to pay Fixed Rent payable after Lessee shall have been deprived of possession pursuant to this Section 19 shall be reduced by the net proceeds, if any, received by Lessor from leasing the Equipment or such Item to any Person other than Lessee after Lessee shall have been so deprived of possession;

     (c) Lessor may sell any Item of Equipment at public or private sale as Lessor may determine, free and clear of any rights of Lessee, and Lessee shall pay to Lessor all unpaid Fixed Rent payable up to and including the date on which such sale occurs (computed on a daily equivalent basis for the period from and including the Rent Payment Date immediately preceding the date of such sale on which Fixed Rent was paid to and including the date of such sale), plus, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Fixed Rent for such Item sold payable after the date on which such sale occurs), an amount equal to the excess, if any, of (i) the Stipulated Loss Value of such Item so sold, computed as of the Rent Payment Date coincident with or immediately preceding the date of such sale, over (ii) the net proceeds of such sale;

     (d) Lessor, by written notice to Lessee, may demand that Lessee pay to Lessor, and Lessee shall pay to Lessor all unpaid Fixed Rent payable therefor up to and including the date of such notice plus, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Fixed Rent for any Item of Equipment payable after the date of such notice and in lieu of the exercise by Lessor of its rights under such subsection (c) above with respect to such Item of Equipment), whichever of the following amounts Lessor, in its sole discretion, shall specify in such notice: (i) an amount, with respect to such Item of Equipment, equal to the excess, if any, of the Fixed Rent payable for such Item of Equipment for the remainder of the then current Lease Term, over the Fair Market Rental Value of such Item of Equipment for the remainder of the then current Lease Term, after discounting such excess to present worth as of the payment date specified in such notice at the lower of (I) the Prime Rate and (II) the interest rate of the Notes; or
(ii) an amount, with respect to each Item of Equipment, equal to the excess, if any, of the Stipulated Loss Value of such Item of Equipment computed as of the Rent Payment Date coincident with or next following the Event of Default, over the Fair Market Sales Value of the Equipment as of the said date;

     (e) Lessor may proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof or to rescind this Lease; and

     (f) Lessor may exercise any other right or remedy which may be available to it under applicable law.

     No remedy referred to in this Section 19 is intended to be exclusive, but each shall be cumulative and may be exercised concurrently or consecutively and shall be in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity, and the exercise in whole or in part by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all such other remedies. Lessee hereby waives any mandatory requirements of law, now or hereafter in effect, which might limit or modify the remedies herein provided, to the extent that such waiver is effective under applicable law. Lessee hereby waives any and all existing or future claims to any offset against the Rent payments due hereunder, and agrees to make such payments regardless of any offset or claim which may be asserted by Lessee or on its behalf. Except as otherwise provided in this Lease, Lessee, to the full extent effective under applicable law, hereby waives all statutory or other legal requirements for any notice of any kind, any other requirements with respect to the enforcement of Lessor's rights under this Lease and any and all rights of redemption. No waiver by Lessor of any Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.

     In addition, the Lessee shall be liable for any and all unpaid Rent due hereunder before or during the exercise of any of the foregoing remedies, including during the appeal or enforcement of any judgment, and for all reasonable legal fees and other costs and expenses incurred by reason of the occurrence of any Default or Event of Default or the exercise of the Lessor's remedies with respect thereto, including without limitation, the repayment in full of any costs and expenses necessary to be expended in repairing or modifying any Item in order to cause it to be in compliance with all maintenance and regulatory standards imposed by this Lease.

     Upon the date of termination of this Lease by Lessor pursuant to
Section 19(a), Lessee shall, without expense to the Lessor, promptly redeliver the Items of Equipment or cause the Items of Equipment to be redelivered, to the Lessor with all reasonable dispatch, in the same manner and in the same condition as if such Items of Equipment were being redelivered on the last day of the Lease Term in accordance with the provisions of Section 5, and all obligations of the Lessee under
Section 5 shall apply to such redelivery. Lessor, without further notice, may, but shall be under no obligation to, retake such Items of Equipment wherever found, without the Lessor incurring any liability by reason of such retaking, whether for the restoration of damage to property caused by such retaking or otherwise.

     Without in any way limiting the obligation of Lessee under the foregoing provisions of this Section, Lessee hereby irrevocably appoints Lessor as the agent and attorney of Lessee with full power and authority to, upon the occurrence and continuance of an Event of Default hereunder, exercise Lessor's rights under this Section, at any time while Lessee is obligated to deliver possession of any Item of Equipment to Lessor, to demand and take possession of such Item of Equipment in the name and on behalf of Lessee from whomever shall then be in possession of such Item.

SECTION 20.    LESSOR'S RIGHT TO PERFORM FOR LESSEE.

     If Lessee fails to perform or comply with any of its agreements or covenants contained herein, Lessor may (but shall not be obligated to) itself, after notice to Lessee, perform or comply with such agreement or covenant or make advances to perform the same, and the amount of the reasonable expenses of Lessor incurred in connection with the performance of or compliance with such agreement or covenants, shall, if not paid by Lessee to Lessor on demand, be payable as Supplemental Rent hereunder.

SECTION 21.    LATE CHARGES.

     Lessee shall pay to Lessor as Supplemental Rent, to the extent permitted by applicable law, interest on any amount of Interim Rent, Fixed Rent and any Supplemental Rent which is not paid when due, for any period for which the same is overdue (without regard to any grace period) at a rate equal to the Late Rate.

SECTION 22.    COVENANT OF QUIET ENJOYMENT.

     During the Lease Term of any Item of Equipment hereunder and so long as no Default or Event of Default has occurred and is continuing, Lessor covenants and agrees that Lessee shall have the right to uninterrupted use and enjoyment of such Item on the terms and conditions provided herein without any interference from Lessor or Owner Participant or those claiming through or against Lessor (other than claims of mechanics, suppliers, materialmen and laborers for work or services performed or materials furnished in connection with the Equipment or any Item thereof which are claims by or through the Lessor), including, but not limited to any assignee or lender or mortgagee of Lessor or Owner Participant. For purposes of this Section 22, the delivery of notices of default or nonperformance delivered under and pursuant to Section 18 shall not be deemed to constitute a violation of this Section 22.

SECTION 23.    OTHER DOCUMENTS.

     Except as otherwise provided herein, Lessee will, at Lessee's expense, execute and deliver to Lessor such other documents as may be reasonably required by Lessor, including, without limitation, such amendments to this Lease, and Uniform Commercial Code financing statements and continuation statements and any filings required by the ICC or the AAR.

SECTION 24.    NOTICES AND REQUESTS.

     Unless otherwise expressly specified or permitted by the terms hereof, all communications and notices provided for herein shall be in writing or by a telecommunications device capable of creating a written record, and any such notice shall become effective upon receipt by the addressee or, if such receipt is rejected, upon rejection, at its address set forth below or, in the case of any such party hereto, at such other address as such party may from time to time designate by written notice to the other parties hereto:


If to Lessee:  Kansas City Power & Light Company
                    1201 Walnut Street
                    Kansas City, Missouri  64106-2124
                    Attention:  Treasurer
                    Fax No.:  (816) 556-2992
                    Confirmation No.:   (816) 556-2059

If to Lessor:  Shawmut Bank Connecticut, National Association,
                    as Trustee
                    777 Main Street
                    Hartford, Connecticut  06115
                    Attention:  Corporate Trust Administration
                    Fax No.:  (203) 240-7920

     All notices required to be delivered under this Lease to Lessor shall, so long as the Lien of the Security Agreement shall not have been discharged, also be delivered to the Security Trustee.

SECTION 25.    LESSEE'S RENEWAL AND PURCHASE OPTIONS.

     (a) Lessee's Renewal Option. If no Default or Event of Default shall have occurred and be continuing, and this Lease shall not have been earlier terminated, Lessee shall be entitled, at its option upon written notice to Lessor, as hereinafter provided, to renew this Lease in accordance with the following terms:

          (i) commencing at the end of the Basic Term, Lessee shall have the option to renew this Lease for a period of not less than one year nor more than four years and six months (1) with respect to all of the Items of Equipment then subject to this Lease and the Fixed Rent payable during the first Renewal Term for any Item of Equipment shall be at a rate equal to 50% of the average amount of each installment of Fixed Rent payable in respect of such Item of Equipment during the Basic Term ("Fixed Rate Renewal Rent Rate") or (2) with respect to all, or if less than all not less than 25% nor more than 75%, of the Items of Equipment then subject to this Lease, pro rata among the Items of Type A Equipment and the Items of Type B Equipment then subject to this Lease, chosen on a random basis within each type of Equipment, and the Fixed Rent payable during the first Renewal Term for any Item of Equipment shall be at a rate equal to such Item of Equipment's Fair Market Rental Value ("Fair Market Renewal Rent Rate");

          (ii) commencing at the end of the first Renewal Term, Lessee shall have the option to renew this Lease for a period of at least one year, as selected by Lessee, but in no event shall (1) such Renewal Term when added to the Interim Term, the Basic Term and the first Renewal Term exceed 80% of the economic life of such Item(s) of Equipment and
(2) the expected residual value of such Equipment at the end of such second Renewal Term be an amount less than 20% of the Purchase Price of such Equipment (without regard to inflation or deflation occurring or expected to occur from the Acceptance Date until the end of the second Renewal Term) determined in each case in the manner described in Section 25(c) hereof, provided that (A) if the Lessee shall have elected the Fixed Rate Renewal Rent Rate during the first Renewal Term, the Lessee may elect to renew this Lease (x) with respect to all of the Items of Equipment then subject to this Lease and that the Fixed Rent payable during the second Renewal Term for any Item of Equipment shall be at a rate equal to the Fixed Rate Renewal Rent Rate or (y) with respect to all, or if less than all not less than 25% nor more than 75%, of the Items of Equipment then subject to this Lease, pro rata among the Items of Type A Equipment and the Items of Type B Equipment then subject to this Lease, chosen on a random basis within each type of Equipment, and the Fixed Rent payable during the second Renewal Term for any Item of Equipment shall be at a rate equal to such Item of Equipment's Fair Market Rental Value or (B) if the Lessee shall have elected the Fair Market Renewal Rent Rate during the first Renewal Term, the Lessee may elect to renew this Lease with respect to all, or if less than all not less than 25% nor more than 75%, of the Items of Equipment subject to this Lease at the end of the Basic Term, pro rata among the Items of Type A Equipment and the Items of Type B Equipment then subject to this Lease, chosen on a random basis within each type of Equipment, and the Fixed Rent payable during the second Renewal Term for any Item of Equipment shall be at a rate equal to such Item of Equipment's Fair Market Rental Value; provided that if the Lessee shall have elected to renew this Lease pursuant to this clause (B) with respect to less than all of the Items of Equipment then subject to this Lease, the maximum amount of Items of Equipment that the Lessee may renew this Lease with respect to shall not exceed the amount of Items of Equipment subject to this Lease at the end of the first Renewal Term minus 25% of the amount of Items of Equipment subject to the Lease at the end of the Basic Term; and

          (iii) commencing at the expiration of the second Renewal Term and at the expiration of each Renewal Term thereafter, Lessee shall have the option to renew this Lease with respect to all, or if less than all not less than 25% nor more than 75%, of the Items of Equipment subject to the Lease at the end of the Basic Term, pro rata among the Items of Type A Equipment and the Items of Type B Equipment then subject to this Lease, chosen on a random basis within each type of Equipment, for periods of integral multiples of six months (provided no such Renewal Term be less than one year), but in no event shall (1) such Renewal Term when added to the Interim Term, the Basic Term and all preceding Renewal Terms exceed 80% of the economic life of such Item(s) of Equipment and (2) the expected residual value of such Equipment at the end of such Renewal Term be an amount less than 20% of the Purchase Price of such Equipment (without regard to inflation or deflation occurring or expected to occur from the Acceptance Date until the end of such Renewal Term) determined in each case in the manner described in
Section 25(c) hereof, and the Fixed Rent payable during any such Renewal Term for any Item of Equipment shall be at a rate equal to the Fair Market Rental Value of such Item of Equipment determined in accordance with Section 25(c) hereof; provided that if the Lessee shall have elected to renew this Lease pursuant to this clause (iii) with respect to less than all of the Items of Equipment then subject to this Lease, the maximum amount of Items of Equipment that the Lessee may renew this Lease with respect to shall not exceed the amount of Items of Equipment subject to this Lease at the end of the second Renewal Term or any such Renewal Term thereafter minus 25% of the amount of Items of Equipment subject to the Lease at the end of the Basic Term.

Except as stated above, all of the provisions of this Lease (other than Section 27) shall be applicable during each Renewal Term for each Item of Equipment. Stipulated Loss Values and Termination Values for each Item of Equipment on any Rent Payment Date during any Renewal Term shall be an amount equal to Stipulated Loss Value or the Termination Value, as the case may be, for such Item of Equipment determined as of the last Rent Payment Date of the Basic Term. If Lessee will exercise said renewal option with respect to any of said Renewal Terms, Lessee shall give irrevocable written notice to Lessor to such effect at least two hundred and forty (240) days prior to the expiration of the Basic Term and any Renewal Term.

     (b) Lessee's Purchase Option. If (i) no Default or Event of Default shall have occurred and be continuing, and (ii) this Lease shall not have been earlier terminated, Lessee shall be entitled, at its option, upon irrevocable written notice to Lessor as hereinafter provided, to purchase all, or if less than all not less than 25% nor more than 75%, of the Items of Equipment then subject to this Lease, pro rata among the Items of Type A Equipment and the Items of Type B Equipment then subject to this Lease, chosen on a random basis within each type of Equipment, on the date immediately following the date of the expiration of the Basic Term of each such Item of Equipment, for an amount, with respect to each such Item of Equipment, payable in immediately available funds, equal to the lesser of (i) the Fair Market Sales Value thereof determined in accordance with Section 25(c) hereof or (ii) 50.39% of the Purchase Price of such Item(s) of Equipment (the "FPPO"), plus any applicable sales, use, transfer, documentary, recording excise or other taxes imposed as a result of such sale (other than net income taxes attributable to such sale). In addition, Lessee shall have the option to purchase at the end of any Renewal Term those Items of Equipment which the Lessee has not elected to renew the Lease for the Fair Market Sales Value of such Item(s) of Equipment.

     If Lessee intends to exercise said purchase options, Lessee shall give irrevocable written notice to Lessor to such effect at least two hundred and forty (240) days prior to the expiration of the Basic Term or Renewal Term of such Item(s) of Equipment. In the event that Lessee exercises its purchase options under this Section 25(b), Lessor shall execute and deliver to Lessee a bill of sale, in which Lessor transfers the Item to Lessee "as is" and represents only that it is transferring whatever title was transferred to it, free and clear of all liens in favor of any person claiming by, through or under Lessor, in a form reasonably acceptable to Lessee, upon payment of the sale price by Lessee.

     (c) Determination of Fair Market Sales Value and Fair Market Rental Value; Appraisal Procedure. If Lessee intends to exercise its renewal option, as provided in Section 25(a) hereof, or intends to exercise its purchase option, as provided in Section 25(b) hereof, then at least 260 days prior to the expiration of the Basic Term or any Renewal Term, Lessee shall select an appraiser mutually acceptable to Lessor for the purpose of determining the Fair Market Rental Value or Fair Market Sales Value, as the case may be, of each such Item of Equipment as of the end of the Basic Term thereof, or, if this Lease has been renewed pursuant to Section 25(a) hereof, then as of the end of the then current Renewal Term thereof, and in the event this Lease is being renewed pursuant to Section 25(a)(ii), the economic life and residual value of such Equipment as set forth in Section 25(a). For the purposes of determining the economic life and the residual value of the Equipment pursuant to Section 25(a)(ii) hereof, all non-severable improvements made by the Lessee, other than improvements required by law or required to maintain the Equipment in the condition required by this Lease, shall be ignored.

     In the event Lessor and Lessee fail to agree upon a qualified independent appraiser within 30 days of Lessee's notice of intent to exercise either its renewal or purchase option, each party shall appoint an independent appraiser (an "Independent Appraiser") within 15 Business Days after such notice is given, and the two appraisers so appointed shall within 30 Business Days after such notice is given appoint a third independent appraiser (the "Consensus Appraiser") who shall determine within 90 days the Fair Market Rental Value or Gwithin 30 days after such notice is given, either party may request the American Arbitration Association to determine the appraisal values and amounts, and both parties shall be bound by any such determination.

     Any appraiser or appraisers appointed pursuant to the foregoing procedure shall be instructed to determine the Fair Market Sales Value and/or the Fair Market Rental Value, as the case may be, and the economic life or residual value, if applicable, of such Item(s) of Equipment within 90 days after the appointment of such appraiser(s). If the parties shall have appointed either a single appraiser or a Consensus Appraiser, such appraiser's determination of such values and economic life shall be final. The fees and expenses of any appraiser appointed under this Section 25(c) shall be paid for as follows: (i) if the parties shall have elected a single appraiser, the appraisal fees and expenses incurred in connection with such appraiser shall be paid by Lessee, (ii) if Lessee and Lessor each select an Independent Appraiser, each party shall pay the respective fees and expenses incurred in connection with such Independent Appraiser selected by it, and (iii) the fees and expenses incurred in connection with any Consensus Appraiser and in connection with any American Arbitration Association determination shall be shared equally by Lessee and Lessor. The above-described procedure shall be from time to time referred to as the "Appraisal Procedure".

SECTION 26.    FINANCIAL INFORMATION; REPORTS.

     (a) Lessee agrees to furnish Lessor, the Owner Participant, the Security Trustee and each holder of a Note (1) within 90 days after the close of its fiscal year, an annual report of Lessee, consisting of its audited financial statements including balance sheets as of the end of such fiscal year, statements of income and cash flows for the year then ended with all notes thereto in each case certified as true and correct by the auditor thereof; (2) within 45 days after the close of each of the first three quarterly periods of Lessee's fiscal year, a balance sheet of Lessee as of the end of such quarter, and comparative statements of income and cash flows for such quarter; (3) promptly upon Lessee obtaining knowledge that there has occurred and is continuing any condition, event, act or omission which constitutes a Default or an Event of Default or a Lien (other than Permitted Encumbrances) on the Equipment, notice of such condition, event, act or omission and the steps which Lessee has taken or is taking to remedy the same; and (4) such additional information concerning the location, condition, use and operation of the Equipment and financial condition and operations of Lessee as Lessor, Security Trustee or such holder may from time to time reasonably request.

     (b) Lessee shall permit any person designated by Lessor to visit and inspect the Equipment and the records (and to make copies thereof) maintained in connection therewith, all at such reasonable times as Lessor may reasonably request.

SECTION 27.    VOLUNTARY TERMINATION FOR OBSOLESCENCE.

     (a) Right of Termination. So long as no Default or Event of Default shall have occurred and be continuing hereunder, Lessee shall have the right, by giving at least one hundred twenty (120) days' prior written notice to Lessor, at its option, to terminate this Lease on or after March 31, 2002 with respect to all Items of Equipment then leased hereunder if, in Lessee's good faith opinion as evidenced by a certificate of the President, any Vice President or the Chairman of the Board of the Lessee, such Items shall have become no longer useful in, or surplus to, Lessee in its business, such termination to be effective on the Rent Payment Date specified in such notice (for purposes of this Section 27, called the "termination date"), upon payment to Lessor of the sum of (i) the installment of Fixed Rent due on such termination date, (ii) any other Rent or other sums due and owing on or in respect of the Equipment, (iii) an amount equal to the Termination Value of such Equipment as of the termination date, and (iv) an amount equal to the Make Whole Premium then due and payable by Lessor on the Notes under and pursuant to Section 6.2(a) of the Security Agreement. If Lessee shall fail to pay all amounts due under and pursuant to this Section 27(a), this Lease shall continue in full force and effect and it shall be deemed that Lessee has rescinded its notice of termination. Lessee shall not be entitled to give notice of its intention to terminate this Lease pursuant to this Section 27 and/or Section 29 hereof more than one time during any 12 consecutive month period during the Lease Term and a maximum of three times during the Lease Term. During the period from the giving of such notice until the termination date, Lessee, as non-exclusive agent for Lessor, shall use its reasonable efforts to secure the highest obtainable bids for the purchase of such Items and in the event it receives any bid during such period, Lessee shall promptly certify to Lessor in writing the amount and terms of such bid and the name and address of the party submitting such bid. Lessor or the Owner Participant may obtain bids, but shall be under no duty to solicit bids, inquire into the efforts of Lessee to obtain bids or otherwise take any action in connection with arranging such sale. Neither Lessee nor any person, firm or corporation, affiliated with Lessee, may purchase any such Item(s) of Equipment.

     (b) Sale of Equipment and Termination of Lease. Upon, but not until, payment by the Lessee of all sums required to be paid pursuant to
Section 27(a), including without limitation the Make Whole Premium payable thereunder, Lessor shall sell the Equipment for cash to the highest bidder certified by Lessee or obtained by Lessor or the Owner Participant and the net proceeds realized at such sale (after deduction of all reasonable out-of-pocket costs incurred by the Lessor or the Owner Participant) in an amount equal to the sum of the amounts specified in clauses (iii) and (iv) of the first sentence of the first paragraph of this Section 27 shall be retained by Lessee and any proceeds in excess of such amounts specified in such clauses shall be retained by Lessor. On the termination date, upon payment in full of the sums required by this Section 27, Lessee shall request the Security Trustee, so long as the Lien of this Security Agreement remains undischarged, to execute a release of such Item(s) from the Lien of the Security Agreement and Lessee shall deliver possession of such Item(s) to the bidder, if any, which shall have submitted the highest bid during such period, and Lessor shall, without recourse or warranty, simultaneously therewith sell such Item(s) on an "as-is", "where-is" basis for cash to such bidder. Upon, but not until, disposition of the Equipment and payment of the sums required by this Section 27, including without limitation the Make Whole Premium payable thereunder, this Lease shall terminate with respect to the Equipment. In disposing of the Equipment pursuant to this Section, Lessee shall take such action as Lessor or the Owner Participant shall reasonably request to terminate any contingent liability which Lessor or the Owner Participant might have arising after such disposition.

     (c) Right of Lessor to Retain Terminated Items. Notwithstanding the foregoing provisions of this Section 27(a) and (b), Lessor may, within 60 days after Lessee's certification under this Section 27 of a bid or, if Lessee does not certify any such bids, at any time up to 30 days prior to the termination date, notify the Lessee in writing of its preemptive election to take possession of such Items of Equipment on the termination date; provided that Lessor may not so elect unless it shall simultaneously (i) agree to provide the funds necessary to pay in full the Notes on or before the termination date, and (ii) provide to Lessee evidence to Lessee's satisfaction that funds have been set aside for the payment provided in clause (i) above. Lessee shall pay the premium, if any, on the Notes required to be paid by the Lessor pursuant to Section 6.2(a) of the Security Agreement. If Lessor has not, after making its preemptive election referred to above, caused the Notes (including, without limitation, premium, if any) to be paid on or before the termination date and thereby caused this Lease to terminate, the Lessee shall on the termination date pay the amounts required to be paid by the first sentence of Section 27(a) hereof, and thereupon this Lease shall
terminate with respect to such Items of Equipment.   Upon receipt of
such notice (and, in the case of the Lessee, evidence that the conditions of the proviso to the second preceding sentence have been satisfied), Lessee and Lessor shall cease efforts to obtain bids as provided above and shall reject all other bids theretofore or thereafter received. If the Lessor shall have made such election, on the termination date, Lessee shall deliver the Equipment to Lessor in accordance with Section 5(a) hereof and shall pay all Fixed Rent due on the termination date with respect to the Equipment, whereupon the obligation of Lessee to pay Fixed Rent due and payable after the termination date with respect to such Equipment shall cease and from and after the termination date such Equipment shall no longer be subject to this Lease. It shall be an absolute condition precedent to Lessee's right to terminate this Lease and Lessor's right to make its preemptive election under this Section 27(c) that on the termination date the Lessor shall have received and paid to the Security Trustee funds of the type specified in this Section 27 in an amount sufficient to enable it to pay in full the unpaid principal amount of all Notes which may be outstanding on such date with respect to the terminated Equipment, together with accrued interest thereon to such date and premium, if any, pursuant to Section 6.2(a) of the Security Agreement, plus all other sums then due and payable by the Lessee or the Lessor on such date under the Operative Agreements. If Lessee or the Lessor, as the case may be, shall fail to pay all amounts due and owing under the provisions of this
Section 27(c), this Lease shall continue in full force and effect and it shall be deemed that Lessee has rescinded its notice of termination.

SECTION 28.    CONSOLIDATION, MERGER AND SALE OF ALL ASSETS.

     Lessee will not merge or consolidate with any other corporation or sell, lease or otherwise dispose of all or substantially all of its assets to any person, firm or corporation unless (a) immediately after such transaction, no Default or Event of Default shall have occurred and be continuing, (b) such consolidation, merger or sale will not materially and adversely affect the ability of the surviving or acquiring corporation to perform its obligations under the Operative Agreements and (c) the corporation which is to be the surviving or acquiring corporation in such transaction (i) shall be a corporation organized and existing under the laws of the United States of America or a state thereof, and (ii) shall, if the surviving or acquiring corporation is other than Lessee, by agreement in writing, satisfactory to the Participants, expressly assume the due and punctual payment of the Rent and other sums due and to become due under this Lease, the Participation Agreement and the Tax Indemnification Agreement and the Participants shall have received an opinion of counsel reasonably satisfactory to the Participants, in form and substance reasonably satisfactory to them, to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

SECTION 29.    SPECIAL TERMINATION.

     (a) Right of Termination. So long as no Default or Event of Default shall have occurred and be continuing hereunder, if any event shall occur that results in an increase of 15% or more in the average annual Rent that is payable by Lessee hereunder (as evidenced by a certificate of the President, any Vice President or the Chairman of the Board of the Lessee), Lessee shall have the right on at least one hundred twenty (120) days' prior written notice to Lessor, to terminate this Lease with respect to all Items of Equipment then leased hereunder, such termination to be effective on the Rent Payment Date specified in such notice (for purposes of this Section 29, called the "special termination date"), upon payment to Lessor of the sum of (i) the installment of Fixed Rent due on such special termination date, (ii) any other Rent or other sums due and owing on or in respect of the Equipment, (iii) an amount equal to the greater of the Termination Value and the Fair Market Sales Value (as determined in accordance with Section 25(c) hereof) of such Equipment as of the special termination date, and (iv) an amount equal to the Make Whole Premium then due and payable by Lessor on the Notes under and pursuant to Section 6.2(b) of the Security Agreement. If Lessee shall fail to pay all amounts due under and pursuant to this Section 29(a), this Lease shall continue in full force and effect and it shall be deemed that Lessee has rescinded its notice of termination. Lessee shall not be entitled to give notice of its intention to terminate this Lease pursuant to this Section 29 and/or Section 27 hereof more than one time during any 12 consecutive month period during the Lease Term and a maximum of three times during the Lease Term. During the period from the giving of such notice until the special termination date, Lessee, as non-exclusive agent for Lessor, shall use its reasonable efforts to secure the highest obtainable bids for the purchase of such Items and in the event it receives any bid during such period, Lessee shall promptly certify to Lessor in writing the amount and terms of such bid and the name and address of the party submitting such bid. Lessor or the Owner Participant may obtain bids, but shall be under no duty to solicit bids, inquire into the efforts of Lessee to obtain bids or otherwise take any action in connection with arranging such sale. Neither Lessee nor any person, firm or corporation, affiliated with Lessee, may purchase any such Item(s) of Equipment.

     (b) Sale of Equipment and Termination of Lease. Upon, but not until, payment by the Lessee of all sums required to be paid pursuant to
Section 29(a), including without limitation the Make Whole Premium payable thereunder, Lessor shall sell the Equipment for cash to the highest bidder certified by Lessee or obtained by Lessor or the Owner Participant and the net proceeds realized at such sale (after deduction of all reasonable out-of-pocket costs incurred by the Lessor or the Owner Participant) in an amount equal to the sum of the amounts specified in clauses (iii) and (iv) of the first sentence of the first paragraph of this Section 29 shall be retained by Lessee and any proceeds in excess of such amounts specified in such clauses shall be retained by Lessor. On the special termination date, upon payment in full of the sums required by this Section 29, Lessee shall request the Security Trustee, so long as the Lien of this Security Agreement remains undischarged, to execute a release of such Item(s) from the Lien of the Security Agreement and Lessee shall deliver possession of such Item(s) to the bidder, if any, which shall have submitted the highest bid during such period, and Lessor shall, without recourse or warranty, simultaneously therewith sell such Item(s) on an "as-is", "where-is" basis for cash to such bidder. Upon, but not until, disposition of the Equipment and payment of the sums required by this Section 29, including without limitation the Make Whole Premium payable thereunder, this Lease shall terminate with respect to the Equipment. In disposing of the Equipment pursuant to this Section, Lessee shall take such action as Lessor or the Owner Participant shall reasonably request to terminate any contingent liability which Lessor or the Owner Participant might have arising after such disposition.

     (c) Right of Lessor to Retain Terminated Items. Notwithstanding the foregoing provisions of this Section 29(a) and (b), Lessor may, within 60 days after Lessee's certification under this Section 29 of a bid or, if Lessee does not certify any such bids, at any time up to 30 days prior to the special termination date, notify the Lessee in writing of its preemptive election to take possession of such Items of Equipment on the special termination date; provided that Lessor may not so elect unless it shall simultaneously (i) agree to provide the funds necessary to pay in full the Notes on or before the special termination date, and
(ii) provide to Lessee evidence to Lessee's satisfaction that funds have been set aside for the payment provided in clause (i) above. Lessee shall pay the premium, if any, on the Notes required to be paid by the Lessor pursuant to Section 6.2(b) of the Security Agreement. If Lessor has not, after making its preemptive election referred to above, caused the Notes (including, without limitation, premium, if any) to be paid on or before the special termination date and thereby caused this Lease to terminate, the Lessee shall on the special termination date pay the amounts required to be paid by the first sentence of Section 29(a) hereof, and thereupon this Lease shall terminate with respect to such
Items of Equipment.   Upon receipt of such notice (and, in the case of
the Lessee, evidence that the conditions of the proviso to the second preceding sentence have been satisfied), Lessee and Lessor shall cease efforts to obtain bids as provided above and shall reject all other bids theretofore or thereafter received. If the Lessor shall have made such election, on the special termination date, Lessee shall deliver the Equipment to Lessor in accordance with Section 5(a) hereof and shall pay all Fixed Rent due on the special termination date with respect to the Equipment, whereupon the obligation of Lessee to pay Fixed Rent due and payable after the special termination date with respect to such Equipment shall cease and from and after the special termination date such Equipment shall no longer be subject to this Lease. It shall be an absolute condition precedent to Lessee's right to terminate this Lease and Lessor's right to make its preemptive election under this Section 29(c) that on the special termination date the Lessor shall have received and paid to the Security Trustee funds of the type specified in this Section 29 in an amount sufficient to enable it to pay in full the unpaid principal amount of all Notes which may be outstanding on such date with respect to the terminated Equipment, together with accrued interest thereon to such date and premium, if any, pursuant to Section 6.2(b) of the Security Agreement, plus all other sums then due and payable by the Lessee or the Lessor on such date under the Operative Agreements. If Lessee or the Lessor, as the case may be, shall fail to pay all amounts due and owing under the provisions of this Section 29(c), this Lease shall continue in full force and effect and it shall be deemed that Lessee has rescinded its notice of termination.

SECTION 30.    MISCELLANEOUS.

     Each party agrees that the other party shall not by act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder unless such waiver is given in writing. A waiver on one occasion shall not be construed to be a waiver on any other occasion. The captions in this Lease are for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or diminishing Lessor's or Lessee's rights under the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No term or provision of this Lease may be amended, altered, waived, discharged or terminated orally, but may be amended, altered, waived, discharged or terminated only by an instrument in writing signed by a duly authorized officer of the party against which the enforcement of the amendment, alteration, waiver, discharge or termination is sought. All of the covenants, conditions and obligations contained in this Lease shall be binding upon and shall inure to the benefit of the respective successors and assigns of Lessor and Lessee. This Lease, each Lease Supplement and each related instrument, document, agreement and certificate, collectively constitute the entire agreement of Lessor and Lessee with respect to the acquisition and leasing of the Equipment, and cancel and supersede any and all prior oral or written understandings with respect thereto. This Lease shall in all respects be governed by, and construed in accordance with, the laws of the State of Missouri, including all matters of construction, validity and performance.

SECTION 31.    THIRD-PARTY BENEFICIARIES.

     Nothing in this Lease shall be deemed to create any right in any person not a party hereto (other than Owner Participant, Security Trustee and each holder from time to time of a Note and the permitted successors and assigns of any such person and any party hereto) and this instrument shall not be construed in any respect to be a contract in whole or in part for the benefit of a third party except as aforesaid.

SECTION 32.    LIABILITY OF LESSOR LIMITED.

     It is expressly agreed, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings and agreements herein made on the part of Lessor are made and intended not as personal representations, warranties, covenants, undertakings and agreements by Shawmut Bank Connecticut, National Association or for the purpose or with the intention of binding Shawmut Bank Connecticut, National Association personally, but are made and intended for the purpose of binding only the Trust Estate, and this Lease is executed and delivered by Shawmut Bank Connecticut, National Association not in its own right but solely in the exercise of the powers expressly conferred upon it as trustee under the Trust Agreement; and no personal liability or personal responsibility in the case of willful misconduct or gross negligence (other than with respect to the handling of funds, in which case Lessor shall be accountable for its failure to exercise ordinary care), is assumed by or shall at any time be asserted or enforceable against Shawmut Bank Connecticut, National Association on account of this Lease or on account of any representation, warranty, covenant, undertaking or agreement of Lessor, either expressed or implied herein, all such personal liability, if any, being expressly waived and released by Lessee and by all persons claiming by, through or under it, and that all recourse against Shawmut Bank Connecticut, National Association under this Lease shall be limited to the Trust Estate.

SECTION 33.    EXECUTION.

     This Lease may be executed in any number of counterparts and by the different parties hereto on separate counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. To the extent, if any, that this Lease or any Lease Supplement constitutes chattel paper or other collateral within the meaning of the Uniform Commercial Code (or other law respecting security interests) as in effect in any applicable jurisdiction, no security interest in Lessor's interest under this Lease or any such Lease Supplement may be created through the transfer or possession of any counterpart of this Lease or such Supplement other than the original executed Counterpart No. 1 hereof or thereof which shall be identified on the cover, the receipt of which is acknowledged by the Security Trustee.

     IN WITNESS WHEREOF, Lessor and Lessee have caused this instrument to be executed, all as of the day and year first above written.


                                 KANSAS CITY POWER & LIGHT COMPANY,
                                       a Missouri corporation


                                 By      /s/ B. J. Beaudoin
                                       Its Senior Vice President

                                 SHAWMUT BANK CONNECTICUT, NATIONAL
                                       ASSOCIATION, not individually
                                       but solely as Owner Trustee


                                 By     /s/ Pablo de la Canal
                                       Its Corporate Trust Officer

STATE OF MISSOURI                )
                                 )     SS.:
COUNTY OF JACKSON                )

      On this, the 15th day of April, 1994, before me, a Notary Public in and for said County and State, personally appeared B. J. Beaudoin, the Senior Vice President of KANSAS CITY POWER & LIGHT COMPANY, who acknowledged himself to be a duly authorized officer of KANSAS CITY POWER & LIGHT COMPANY, and that, as such officer, being authorized to do so, he executed the foregoing instrument for the purposes therein contained.

      IN WITNESS WHEREOF, I have hereunto set my hand and official seal on the date above mentioned.


                                        /s/ Janee C. Rosenthal
                                 Name:  Janee C. Rosenthal
                                 Notary Public
                                 My Commission Expires:  2/25/95
                                 Residing in Clay County, Missouri



STATE OF CONNECTICUT             )
                                 )     SS.:
COUNTY OF HARTFORD               )

      On this, the ______ day of April, 1994, before me, a Notary Public in and for said County and State, personally appeared Pablo de la Canal, the Corporate Trust Officer of SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, who acknowledged himself to be a duly authorized officer of SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, and that, as such officer, being authorized to do so, he executed the foregoing instrument for the purposes therein contained.

      IN WITNESS WHEREOF, I have hereunto set my hand and official seal on the date above mentioned.

                                      /s/ Cynthia L. Essay
                                 Name:  Cynthia L. Essay
                                 Notary Public
                                 My Commission Expires: Feb. 28, 1998
                                 Residing in Colchester, CT

                               DEFINITIONS







                 Re:  KANSAS CITY POWER & LIGHT COMPANY





                                 ANNEX 1

                            TABLE OF CONTENTS

                      (Not a part of the Agreement)

HEADING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .PAGE

GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . .1

DEFINED TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

     AAR. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     Acceptance Date. . . . . . . . . . . . . . . . . . . . . . . . .1
     Acquisition Agreements . . . . . . . . . . . . . . . . . . . . .1
     Affiliate. . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     After-Tax Basis. . . . . . . . . . . . . . . . . . . . . . . . .1
     Appraisal Procedure. . . . . . . . . . . . . . . . . . . . . . .2
     Assigned Agreement . . . . . . . . . . . . . . . . . . . . . . .2
     Bankruptcy Code. . . . . . . . . . . . . . . . . . . . . . . . .2
     Basic Term . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     Basic Term Commencement Date . . . . . . . . . . . . . . . . . .2
     Beneficial Interest. . . . . . . . . . . . . . . . . . . . . . .2
     Business Day . . . . . . . . . . . . . . . . . . . . . . . . . .2
     Closing Dates. . . . . . . . . . . . . . . . . . . . . . . . . .2
     Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     Debtor . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     Default under the Lease. . . . . . . . . . . . . . . . . . . . .2
     Default under the Security Agreement . . . . . . . . . . . . . .2
     Employee benefit plan. . . . . . . . . . . . . . . . . . . . . .2
     Enforcement Date . . . . . . . . . . . . . . . . . . . . . . . .2
     Enforcement Notice . . . . . . . . . . . . . . . . . . . . . . .3
     Equipment. . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     Equipment Cost . . . . . . . . . . . . . . . . . . . . . . . . .3
     Equipment Lease. . . . . . . . . . . . . . . . . . . . . . . . .3
     ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
     Event of Default under the Lease . . . . . . . . . . . . . . . .3
     Event of Default under the Security Agreement. . . . . . . . . .3
     Event of Loss. . . . . . . . . . . . . . . . . . . . . . . . . .3
     Excepted Rights in Collateral. . . . . . . . . . . . . . . . . .3
     Fair Market Sales Value. . . . . . . . . . . . . . . . . . . . .3
     Fair Market Rental Value . . . . . . . . . . . . . . . . . . . .4
     Final Determination. . . . . . . . . . . . . . . . . . . . . . .4
     First Closing Date . . . . . . . . . . . . . . . . . . . . . . .4
     Fixed Rent . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     FPPO . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     Guidelines . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     ICC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     Indebtedness Hereby Secured. . . . . . . . . . . . . . . . . . .4
     Indemnified Parties. . . . . . . . . . . . . . . . . . . . . . .4
     Indemnitors. . . . . . . . . . . . . . . . . . . . . . . . . . .4
     Independent Tax Counsel. . . . . . . . . . . . . . . . . . . . .5
     Interchange Rules. . . . . . . . . . . . . . . . . . . . . . . .5
     Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     Interim Rent . . . . . . . . . . . . . . . . . . . . . . . . . .5
     Interim Rent Payment Date. . . . . . . . . . . . . . . . . . . .5
     Interim Term . . . . . . . . . . . . . . . . . . . . . . . . . .5
     IRS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     Late Rate. . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     Lease or Equipment Lease . . . . . . . . . . . . . . . . . . . .5
     Lease Supplement . . . . . . . . . . . . . . . . . . . . . . . .5
     Lease Term . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     Lessee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     Lessee Agreements. . . . . . . . . . . . . . . . . . . . . . . .5
     Lessor . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
     Lessor's Liens . . . . . . . . . . . . . . . . . . . . . . . . .5
     Lien . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     Loan Value . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
     Make Whole Premium . . . . . . . . . . . . . . . . . . . . . . .6
     Net Economic Return. . . . . . . . . . . . . . . . . . . . . . .6
     Note and Notes . . . . . . . . . . . . . . . . . . . . . . . . .7
     Noteholder . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     Note Purchaser . . . . . . . . . . . . . . . . . . . . . . . . .7
     Officer's Certificate. . . . . . . . . . . . . . . . . . . . . .7
     Operative Agreements . . . . . . . . . . . . . . . . . . . . . .7
     Owner Participant. . . . . . . . . . . . . . . . . . . . . . . .7
     Owner Participant Agreements . . . . . . . . . . . . . . . . . .8
     Owner Trustee. . . . . . . . . . . . . . . . . . . . . . . . . .8
     Owner Trustee Agreements . . . . . . . . . . . . . . . . . . . .8
     Participants . . . . . . . . . . . . . . . . . . . . . . . . . .8
     Participation Agreement. . . . . . . . . . . . . . . . . . . . .8
     Permitted Contest. . . . . . . . . . . . . . . . . . . . . . . .8
     Permitted Encumbrances . . . . . . . . . . . . . . . . . . . . .8
     Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     Pricing Assumptions. . . . . . . . . . . . . . . . . . . . . . .8
     Prime Rate . . . . . . . . . . . . . . . . . . . . . . . . . . .8
     Purchase Agreement . . . . . . . . . . . . . . . . . . . . . . .9
     Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . .9
     Reasonable Basis . . . . . . . . . . . . . . . . . . . . . . . .9
     Register . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     Regulations. . . . . . . . . . . . . . . . . . . . . . . . . . .9
     Renewal Term . . . . . . . . . . . . . . . . . . . . . . . . . .9
     Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     Rent Payment Dates . . . . . . . . . . . . . . . . . . . . . . .9
     Replacement Item . . . . . . . . . . . . . . . . . . . . . . . .9
     Responsible Officer of the Owner Trustee . . . . . . . . . . . .9
     Responsible Officer of the Security Trustee. . . . . . . . . . 10
     Second Closing Date. . . . . . . . . . . . . . . . . . . . . . 10
     Security . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     Security Agreement . . . . . . . . . . . . . . . . . . . . . . 10
     Security Agreement Supplement. . . . . . . . . . . . . . . . . 10
     Security Trustee . . . . . . . . . . . . . . . . . . . . . . . 10
     Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     separate account . . . . . . . . . . . . . . . . . . . . . . . 10
     Stipulated Loss Value. . . . . . . . . . . . . . . . . . . . . 10
     Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     Supplemental Rent. . . . . . . . . . . . . . . . . . . . . . . 10
     Tax Assumptions. . . . . . . . . . . . . . . . . . . . . . . . 11
     Tax Indemnification Agreement. . . . . . . . . . . . . . . . . 11
     Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     Termination Value. . . . . . . . . . . . . . . . . . . . . . . 11
     Transaction Costs. . . . . . . . . . . . . . . . . . . . . . . 11
     Treasury Rate. . . . . . . . . . . . . . . . . . . . . . . . . 11
     Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     Trust Agreement. . . . . . . . . . . . . . . . . . . . . . . . 11
     Trust Estate . . . . . . . . . . . . . . . . . . . . . . . . . 11
     Type A Equipment . . . . . . . . . . . . . . . . . . . . . . . 11
     Type B Equipment . . . . . . . . . . . . . . . . . . . . . . . 12
     Voting Stock . . . . . . . . . . . . . . . . . . . . . . . . . 12
     Warranty Bill of Sale. . . . . . . . . . . . . . . . . . . . . 12
     Weighted Average Life to Maturity. . . . . . . . . . . . . . . 12

                               DEFINITIONS

                 Re:  Kansas City Power & Light Company

GENERAL PROVISIONS

     The following terms shall have the following meanings for all purposes of the Operative Agreements referred to below, unless otherwise defined in an Operative Agreement or the context thereof shall otherwise require. In the case of any conflict between the provisions of this Definition Annex and the provisions of the main body of any Operative Agreement, the provisions of the main body of such Operative Agreement shall control the construction of such Operative Agreement.

     Unless the context otherwise requires, (i) references to agreements shall be deemed to mean and include such agreements as the same may be amended and supplemented from time to time, and (ii) references to parties to agreements shall be deemed to include the successors and permitted assigns of such parties.

DEFINED TERMS

     "AAR" shall mean the Association of American Railroads of any successor thereto.

     "Acceptance Date" for each Item of Equipment means the date on which Lessee has accepted such Item for lease under the Lease, as evidenced by Lessee's execution and delivery of a Lease Supplement for such Item dated such date.

     "Acquisition Agreements" shall mean (i) the Purchase Agreement, as assigned by the Purchase Agreement Assignment dated the First Closing Date from the Lessee to the Owner Trustee, substantially in the form of Exhibit B to the Participation Agreement, in the case of the Type A Equipment and (ii) the Warranty Bill of Sale dated the First Closing Date from the Lessee to the Owner Trustee, in the case of the Type B Equipment.

     "Affiliate" shall mean any person, firm or corporation who or which, directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with, another person, firm or corporation. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, firm or corporation, whether though the ownership of voting securities, by contract or otherwise.

     "After-Tax Basis" means on a basis such that any payment to be received or deemed to be received shall be supplemented by a further payment so that the sum of the two payments, after deducting from such payments the amount of all taxes resulting from receipt or accrual of such payments (net of any current credits or deductions or other tax benefits arising therefrom, to the extent actually realized), assuming that the Person receiving such payments is subject to taxes at the highest marginal rate applicable to corporations, shall be equal to the payments to be received or deemed to have been received.

     "Appraisal Procedure" shall have the meaning specified in Section 25(c) of the Lease.

     "Assigned Agreement" shall mean the Lease and all of the other agreements referred to in Division III of the Granting Clauses of the Security Agreement.

     "Bankruptcy Code" shall mean the Federal Bankruptcy Code as amended from time to time, 11 U.S.C. paragraph 101 et seq.

     "Basic Term" shall have the meaning specified in Section 4 of the Lease.

     "Basic Term Commencement Date" shall have the meaning specified in
Section 4 of the Lease.

     "Beneficial Interest" shall mean the interest of the Owner
Participant under the Trust Agreement.

     "Business Day' shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the State of Connecticut, Delaware, Missouri or New York are authorized or required to be closed.

     "Closing Dates" shall have the meaning specified in Section 2.3(a) of the Participation Agreement.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor code.

     "Collateral" shall have the meaning specific in the Granting
Clauses of the Security Agreement.

     "Debtor" shall mean the Owner Trustee, as debtor under the Security Agreement.

     "Default" under the Lease shall mean any event which would constitute an Event of Default under the Lease if any requirement in connection therewith for the giving of notice or the lapse of time, or both, had been satisfied.

     "Default" under the Security Agreement shall mean any event which would constitute an Event of Default under the Security Agreement if any requirement in connection therewith for the giving of notice, or the lapse of time, or both, had been satisfied.

     "Employee benefit plan" has the meaning specified in Section 3 of ERISA.

     "Enforcement Date" shall have the meaning specified in Section 7.3 of the Security Agreement.

     "Enforcement Notice" shall have the meaning specified in Section
7.3 of the Security Agreement.

     "Equipment" shall mean collectively those items (and "Item" or "Item of Equipment" shall mean individually each item) of railroad rolling stock described in the Lease Supplement delivered on each Closing Date, together with any and all accessions, additions, improvements and replacements from time to time incorporated or installed on any item thereof which are the property of the Owner Trustee pursuant to the terms of the Lease.

     "Equipment Cost" shall mean the aggregate cost of all Items of Equipment subject to the Lease.

     "Equipment Lease" -- See "Lease".

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, or any successor law.

     "Event of Default" under the Lease is defined in Section 18 thereof.

     "Event of Default" under the Security Agreement is defined in
Section 7.1 thereof.

     "Event of Loss" with respect to any Item of Equipment shall mean
(i) the loss of such Item of Equipment or any substantial part thereof or of the use thereof due to theft or disappearance for a period in excess of 180 days during the Lease Term, or existing at the expiration or earlier termination of the Lease Term, (ii) the destruction, or damage beyond repair which, in Lessee's good faith opinion, makes such Item of Equipment or any substantial part thereof permanently unfit for normal use for any reason whatsoever, (iii) the condemnation, confiscation, seizure, or requisition of use by any governmental authority under the power of eminent domain or otherwise for a period in excess of 180 days during the Lease Term, or existing at the expiration or earlier termination of the Lease Term, or (iv) the requisition of title to such Item of Equipment or any substantial part thereof by any governmental authority under the power of eminent domain or otherwise.

     "Excepted Rights in Collateral" shall have the meaning specified in the Granting Clauses of the Security Agreement.

     "Fair Market Sales Value" shall be determined on the basis of, and shall equal in value, the retail amount (as opposed to the wholesale amount) which would be obtained in an arm's-length transaction between an informed and willing buyer-user (other than a lessee currently in possession) and an informed and willing seller under no compulsion to sell, and in such determination, costs of removal from the location of current use shall not be a deduction from such value. Any such determination made (i) under Section 11 or 19 of the Lease shall be made on the assumption that the Equipment is sold on an "as-is, where-is" basis, and (ii) at any other time shall be made on the assumption that the Equipment is in the condition and state of repair required by the terms and provisions of the Lease.

     "Fair Market Rental Value" shall be determined on the basis of, and shall equal in value, the amount which would be obtained in an arm's-length transaction between an informed and willing lessee (other than a lessee currently in possession) and an informed and willing lessor under no compulsion to lease, and in such determination, costs of removal from the location of current use shall not be a deduction from such value. Any such determination made (i) under Section 11 or 19 of the Lease shall be made on the assumption that the Equipment is leased on an "as-is, where-is" basis, and (ii) at any other time shall be made on the assumption that the Equipment is in the condition and state of repair required by the terms and provisions of the Lease.

     "Final Determination", with respect to a Loss, shall have the meaning specified in Section 8(f)10 of the Tax Indemnification
Agreement.

     "First Closing Date" shall have the meaning specified in
Section 2.3(a) of the Participation Agreement.

     "Fixed Rent" shall mean all rent payable pursuant to Section 6(b) of the Lease for the Basic Term and all Rent payable pursuant to
Section 25(a) of the Lease for the Renewal Term, if any.

     "FPPO" shall have the meaning set forth in Section 25(b) of the Lease.

     "Guidelines" shall mean the guidelines set forth in Revenue Procedure 75-21, 1975-1 C.B. 715, as further set forth in Revenue Procedure 75-28, 1975-1 C.B. 752, and as modified in Revenue Procedure 76-30, 1976-2 C.B. 647 and Revenue Procedure 79-48, 1979-2 C.B. 529 that are applied by the Internal Revenue Service in determining, for advance ruling purposes, whether leveraged lease transactions (other than transactions which are treated as leases pursuant to Section 168(f)(8) of the Code) are leases for Federal income tax purposes.

     "ICC" means the Interstate Commerce Commission or any successor thereto.

     "Indebtedness Hereby Secured" shall mean the outstanding Notes and all principal thereof (and premium, if any) and interest thereon and all additional amounts and other sums at any time due and owing from or required to be paid by the Owner Trustee under the terms of the outstanding Notes, the Security Agreement or the Participation
Agreement.

     "Indemnified Parties" shall mean the Participants, the Owner
Trustee (in its individual or trust capacities), the Trust Estate and the Security Trustee (in its individual or trust capacities), and successors, assigns, agents, servants, officers, directors and employees of each of the foregoing.

     "Indemnitors" shall have the meaning specified in Section 8 of the Participation Agreement.

     "Independent Tax Counsel" means independent tax counsel selected by Owner Participant and reasonably acceptable to Lessee.

     "Interchange Rules" shall have the meaning specified in Section 10 of the Lease.

     "Interest" shall mean the Beneficial Interest or a Note, individually, and "Interests" shall mean the Beneficial Interest and the Notes, collectively.

     "Interim Rent" shall mean for the Equipment, the aggregate amounts payable for such Equipment pursuant to Section 6(a) of the Lease during the Interim Term.

     "Interim Rent Payment Date" shall mean September 30, 1994.

     "Interim Term" shall have the meaning specified in Section 4 of the Lease.

     "IRS" shall mean the Internal Revenue Service or any successor agency.

     "Late Rate" shall mean interest at the annual rate equal to the higher of (i) 8.23%, and (ii) the Prime Rate plus 1%.

     "Lease" or "Equipment Lease" shall mean the Railcar Lease dated as of April 15, 1994 between the Lessor, as lessor, and the Lessee, as lessee, as amended or supplemented from time to time.

     "Lease Supplement" shall mean each Lease Supplement, substantially in the form of Exhibit B to the Lease, entered into between the Lessor and the Lessee pursuant to Section 3 of the Lease on each Closing Date, and shall include any supplement, amendment or restatement thereof.
Each Lease Supplement shall contain a description of the Equipment to be delivered on such Closing Date, shall confirm that the Equipment has been accepted by the Lessee and shall set forth a summary of the Purchase Price of the Equipment. Each reference to "the Lease" shall include the Lease and the Lease Supplements.

     "Lease term" shall mean the Interim Term, the Basis Term and each Renewal Term.

     "Lessee" shall mean Kansas City Power & Light Company, a Missouri corporation, and any corporation which succeeds thereto by merger or consolidation or which acquires all or substantially all of the assets thereof subject to Section 28 of the Lease.

     "Lessee Agreements" shall mean the Operative Agreements to which the Lessee is a party.

     "Lessor" shall mean the Owner Trustee, as lessor under the Lease.

     "Lessor's Liens" shall mean the Liens arising as a result of
(i) claims against Lessor, in its individual capacity or as Owner Trustee or Owner Participant not related to the transactions contemplated by the Participation Agreement, (ii) acts of Lessor in its individual capacity or as Owner Trustee, and in the case of Lessor arising out of its gross negligence or willful misconduct either not related to the transactions contemplated by the Participation Agreement or expressly prohibited under the Lease or under the Participation Agreement, (iii) "taxes, fees or other charges" as defined in
Section 6(a) of the Participation Agreement imposed against Lessor, in its individual capacity or as Owner Trustee, Owner Participant, the Trust or the Trust Estate which are not indemnified against by Lessee pursuant to Section 6 of the Participation Agreement other than Liens which are not due and payable or the amount or validity of which are being contested in good faith by appropriate legal proceedings which will not result in the forfeiture or sale of the Equipment or materially and adversely affect Owner Trustee's title thereto or interfere with the due payment by the Lessee to the Security Trustee, the Owner Trustee or the Owner Participant of any Rent or the due application by the Security Trustee of any such Rent pursuant to the Security Agreement and which do not otherwise materially and adversely affect the interest and rights of the Security Trustee in the Collateral or (iv) claims against Lessor arising out of the voluntary transfer by Lessor or Owner Participant of its interest in the Equipment other than a transfer of the Equipment pursuant to Sections 15, 25 or 27 and other than a transfer made while an Event of Default under the Lease has occurred and is continuing.

     "Lien" shall mean any mortgage, pledge, security interest, lien, encumbrance or other charge of any kind on property.

     "Loan Value" shall have the meaning specified in Section 5.1(d) of the Security Agreement.

     "Loss" shall have the meaning given in Section 6 of the Tax
Indemnification Agreement.

     "Make Whole Premium" shall mean, with respect to the termination of the Lease pursuant to Section 27 of the Lease or a refinancing pursuant to Section 2.7 of the Participation Agreement and the prepayment of the Notes under Section 6.2 of the Security Agreement, the excess of (a) the present value of the principal and interest payments on and in respect of the Notes being prepaid or paid, as the case may be, that would otherwise become due and payable (without giving effect to such prepayment or payment) (including the final payment on the maturity date of Notes), all determined by discounting such payments and prepayments quarterly at a rate which is equal to the Treasury Rate over (b) the aggregate principal amount of the Notes then to be paid or prepaid. To the extent that the Treasury Rate at the time of such payment is equal to or higher than 7.23%, the Make Whole Premium is zero.

     "Net Economic Return" means the Owner Participant's anticipated after-tax yield and aggregate after-tax cash flow, utilizing the multiple investment sinking fund method of analysis, computed on the basis of the same methodology and assumptions as were utilized by the Owner Participant in determining Interim Rent, Fixed Rent, Stipulated Loss Values, Termination Values and the FPPO as of the First Closing Date and maintaining the general pattern of FASB Statement No. 13 accounting over the remainder of the Term. Net Economic Return shall not mean or include Owner Participant's return on equity or return on assets.

     "Note" shall mean any of, and "Notes" shall mean all of, the then outstanding Notes, and "outstanding", when used with reference to Notes shall mean, as of any particular time, all Notes delivered by the Debtor and secured by the Security Agreement, except:

     (a) Notes theretofore cancelled by the Security Trustee or delivered to the Security Trustee for cancellation;

     (b) Notes for the payment of prepayment of which moneys in the necessary amount shall have been deposited in trust with the Security Trustee; provided that if such Notes are to be prepaid prior to the maturity thereof, notice of such prepayment shall have been given as provided in Section 6.4 of the Security Agreement, or provision satisfactory to the Security Trustee shall have been made for giving such notice; and

     (c) Notes in lieu of or in substitution for which other Notes shall have been delivered pursuant to the terms of Section 2.4 of the Security Agreement.

     "Noteholder" shall mean the holder of any Note issued and outstanding under the Security Agreement.

     "Note Purchaser" shall mean the Note Purchaser named in Schedule 2 to the Participation Agreement and its successors and assigns, including successive holders of the Notes.

     "Officer's Certificate" shall mean a certificate signed in the case of a corporation by the Chairman of the Board, the President or any Vice President, the Treasurer or an Assistant Treasurer of such corporation, in the case of a partnership by the Chairman of the Board, the President or any Vice President, the Treasurer or an Assistant Treasurer of a corporate general partner, and in the case of a commercial bank or trust company, the Chairman or Vice Chairman of the Executive Committee, or the Treasurer, any Trust Officer, any Vice President, any Executive or Senior or Second or Assistant Vice President, Secretary or Assistant Secretary, or any other officer or assistant officer customarily performing the functions similar to those performed by the Persons who at the time shall be such officers, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.

     "Operative Agreements" shall mean and include the Participation Agreement, the Warranty Bill of Sale, the Acquisition Agreements, the Trust Agreement, the Lease, the Lease Supplements, the Notes outstanding at the time of reference, the Security Agreement, the Security Agreement Supplements and the Tax Indemnification Agreement.

     "Owner Participant" shall mean BNY Capital Funding Corp., a New York corporation, and its successors and permitted assigns of its Beneficial Interest.

     "Owner Participant Agreements" shall mean the Operative Agreements to which the Owner Participant is a party.

     "Owner Trustee" shall mean Shawmut Bank Connecticut, National Association not in its individual capacity but solely in its capacity as trustee under the Trust Agreement and its successors in trust thereunder.

     "Owner Trustee Agreements" shall mean the Operative Agreements to which Shawmut Bank Connecticut, National Association, either in its individual or trust capacity, is a party.

     "Participants" shall mean the Note Purchaser and the Owner
Participant.

     "Participation Agreement" shall mean the Participation Agreement dated as of April 15, 1994, among the Lessee, the Participants, the Owner Trustee and the Security Trustee.

     "Permitted Contest" shall mean a good-faith contest conducted in a manner so as to prevent the imposition of any criminal penalty on, or adverse effect on the title, property or right of, such Indemnified Party, of the legality or validity of any of the taxes, assessments, levies, fees or other governmental charges, or other claims, Liens or impositions which, under the terms of the Lease, are required to be paid or discharged by the Lessee or the Lessor, as the case may be, but for such contest.

     "Permitted Encumbrances" which respect to the Equipment and each Item thereof, shall mean (i) the interest of the Lessee and the Owner Trustee, respectively, under the Lease; (ii) any Liens thereon for taxes, assessments, levies, fees and other governmental and similar charges not due and payable or the amount or validity of which is being contested by a Permitted Contest; (iii) any Liens of mechanics, suppliers, materialmen and laborers for work or services performed or materials furnished in connection with the Equipment or any Item thereof which are not more than 30 days past due or the amount or validity of which is being contested by a Permitted Contest; (iv) the Lien and security interest granted to the Security Trustee under and pursuant to the Security Agreement; and (v) the rights of any sublessee or assignee pursuant to Section 13 of the Lease in respect of the Equipment.

     "Person" shall mean an individual, partnership, corporation, firm, trust or unincorporated organization, and a government or agency or political subdivision thereof.

     "Pricing Assumptions" shall mean the assumptions set forth in Annex 2 to the Lease.

     "Prime Rate" shall mean for any day the rate announced by The Bank of New York, from time to time at its principal office in New York, New York, as its prime rate for domestic (United States) commercial loans in effect on such day (such Prime Rate is not necessarily intended to be the lowest rate of interest charged by The Bank of New York in connection with the extensions of credit).

     "Purchase Agreement" shall mean the written agreement between the Lessee and the Seller with respect to the Type A Equipment, as amended or modified.

     "Purchase Price" shall mean $21,700,000; provided that, with respect to any calculation under any Operative Agreement affecting less than all of the Items of Equipment, the Purchase Price shall be the product of (i) the quotient of (A) the number of affected Items of Equipment involved in such calculation divided by (b) 500, multiplied by
(ii) the Purchase Price. In the event that any Item or Items of Equipment shall have been removed from the Lease and no Replacement Item or Replacement Items shall have been substituted therefor, then from and after the date of such removal the Purchase Price shall mean the product of (i) the quotient of (A) the number of Items of Equipment subject to the Lease immediately following such removal divided by (B) the number of Items of Equipment subject to the Lease immediately prior to such removal, multiplied by (ii) the Purchase Price immediately prior to such removal.

     "Reasonable Basis" for a position shall exist if tax counsel may properly advise reporting such position on a tax return in accordance with Formal Opinion 85-352 issued by the Standing Committee on Ethics and Professional Responsibility of the American Bar Association.

     "Register" shall mean the register caused to be kept by the Owner Trustee at the principal office of the Security Trustee for the purpose of recording the registration and transfer of the Notes.

     "Regulations" shall mean the income tax regulations issued, published or promulgated under the Code.

     "Renewal Term" shall mean any term in respect of which the Lessee shall have exercised its option to renew the Lease pursuant to
Section 25(a) thereof.

     "Rent" shall mean Interim Rent, Fixed Rent and Supplemental Rent.

     "Rent Payment Dates" shall mean for each Item of Equipment (i) for the Basic Term thereof, March 31, 1995 and the last day of each September and March thereafter throughout, to and including
September 30, 2014, and (ii) for each Renewal Term thereof, each date on which a payment of Fixed Rent is due and payable for such Item as provided in Section 25(a) of the Lease.

     "Replacement Item" shall mean an item of railroad rolling stock of the same type as the Item of Equipment for which it is a replacement and which shall have been leased under the Lease pursuant to Section 15 thereof.

     "Responsible Officer" of the Owner Trustee shall mean any Officer in the Corporate Trust Administration department of the Owner Trustee.

     "Responsible Officer" of the Security Trustee shall mean the President, any Vice President, Trust Officer, Corporate Trust Officer or any other Officer of the Corporate Trust Administration department of the Security Trustee.

     "Second Closing Date" shall have the meaning specified in
Section 2.3(a) of the Participation Agreement.

     "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

     "Security Agreement" shall mean the Security Agreement - Trust Deed dated as of April 15, 1994 between the Owner Trustee, as debtor, and the Security Trustee, as secured party, as amended or supplemented from time to time.

     "Security Agreement Supplement" shall mean each Security Agreement Supplement, substantially in the form of Exhibit B to the Security Agreement, entered into between the Debtor and the Security Trustee on each Closing Date, covering the Equipment to be delivered on such Closing Date.

     "Security Trustee" shall mean Wilmington Trust Company and its successors in trust not in its individual capacity but solely as security trustee under the Security Agreement.

     "Seller" shall mean Johnstown America Corporation.

     The term "separate account" shall have the meaning specified in
Section 3 of ERISA.

     "Stipulated Loss Value" of an Item as of any Rent Payment Date shall mean the amount determined in accordance with Exhibit C of the Lease as such percentage or percentages may be adjusted in accordance with the provisions of Section 6(f) of the Lease. Notwithstanding any other provision of the Lease, the Participation Agreement or the Security Agreement, each Stipulated Loss Value for the Equipment shall be, under any circumstances and in any event, an amount, together with Fixed Rent due and owing through the date of such Stipulated Loss Value, at least equal to the aggregate unpaid principal amount of and accrued interest on the Notes outstanding on such date.

     "Subsidiary" shall mean any corporation, trust or association of which more than 50% (by number of votes) of the Voting Stock at the time outstanding shall at the time be owned, directly or indirectly, by the Lessee or by any other corporation, association or trust which is itself a Subsidiary within the meaning of this definition, or collectively by the Lessee and any one or more such Subsidiaries.

     "Supplemental Rent" shall mean all amounts, liabilities and obligations (other than Fixed Rent) which the Lessee is obligated to pay under the Lease or the Participation Agreement, including, but not limited to, Stipulated Loss Value and Termination Value payments, payment of the Make Whole Premium under Section 27 of the Lease, and amounts, if any, payable under Section 2.6 of the Participation Agreement (to the extent such payment does not give rise to a rental adjustment under Section 6(f) of the Lease) by the Lessee.

     "Tax Assumptions" shall have the meaning given in Section 2 of the Tax Indemnification Agreement.

     "Tax Indemnification Agreement" shall mean the Tax Indemnification Agreement dated as of April 15, 1994 between the Lessee and the Owner Participant.

     "Term" shall mean the Lease Term.

     "Termination Value" of an Item of Equipment as of any Rent Payment Date shall mean with respect to such Item of Equipment an amount determined in accordance with Exhibit C of the Lease as such percentage or percentages may be adjusted in accordance with the provisions of
Section 6(f) of the Lease. Notwithstanding any other provision of the Lease, the Participation Agreement or the Security Agreement, each Termination Value for the Equipment shall be, under any circumstances and in any event, an amount, together with Fixed Rent due and owing through the date of such Termination Value, at least equal to the aggregate unpaid principal amount of and accrued interest on the Notes outstanding on such date of payment.

     "Transaction Costs" shall have the meaning set forth in Section 2.6 of the Participation Agreement.

     "Treasury Rate" shall mean at any time with respect to the Notes being prepaid the sum of (i) .50%, plus (ii) the weekly average of the yield to maturity on the United States Treasury obligations with a constant maturity (as compiled by and published in the most recently published issue of the United States Federal Reserve Statistical Release designated H.15(519) or its successor publication) most nearly equal to (by rounding to the nearest month) the Weighted Average Life to Maturity of the Notes then being prepaid. If no maturity exactly corresponding to such Weighted Average Life to Maturity of the Notes shall appear therein, the weekly average yields for the two most closely corresponding published maturities shall be calculated pursuant to the foregoing sentence and the Treasury Rate shall be interpolated from such yields on a straight-line basis (rounding, in the case of relevant periods, to the nearest month).

     "Trust" shall have the meaning specified in the Trust Agreement.

     "Trust Agreement" shall mean the Trust Agreement dated as of April 15, 1994 between the Owner Participant and Shawmut Bank
Connecticut, National Association.

     "Trust Estate" shall have the meaning specified in Section 1.2 of the Trust Agreement.

     "Type A Equipment" shall mean the 380 new 120-ton high side rotary dump aluminum gondola railcars to be purchased by the Owner Trustee from the Seller on the First Closing Date and/or the Second Closing Date, as described in Exhibit A to the Railcar Lease and the Lease Supplement delivered on each Closing Date.

     "Type B Equipment" shall mean the 120 used 120-ton high side rotary dump aluminum gondola railcars to be purchased by the Owner Trustee from the Lessee on the First Closing Date and/or the Second Closing Date, as described in Exhibit A to the Railcar Lease and the Lease Supplement delivered on each Closing Date.

     "Voting Stock" shall mean Securities of any class or classes of a corporation, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or persons performing similar functions).

     "Warranty Bill of Sale" shall mean each Warranty Bill of Sale dated a Closing Date from the Seller or the Lessee, as the case may be, to the Owner Trustee pursuant to which the Seller or the Lessee, as the case may be, shall convey to the Owner Trustee title to the Equipment for which settlement is being made on such date.

     "Weighted Average Life to Maturity" with respect to the Notes shall mean, as at the time of determination, the number of years obtained by dividing the then Remaining Dollar-years of the Notes by the sum of the remaining scheduled principal payments on such Notes. The term "Remaining Dollar-years" of the Notes means the product obtained by
(1) multiplying (A) the amount of each then scheduled required principal payment (including payment at final maturity), by (B) the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination of the Weighted Average Life to Maturity of the Notes and the date of such required payment is due, and
(2) totalling all the products obtained in (1).

                           PRICING ASSUMPTIONS


CLOSING DATE:      First Closing Date: April 19, 1994 - 95 Items of
                   Type A Equipment and 120 Items of Type B Equipment
                   Second Closing Date:  May 5, 1994 - 285 Items of
                   Type A Equipment

ASSETS: 380 new 120-ton high side rotary dump aluminum gondola railcars and 120 used 120-ton high side rotary dump aluminum gondola railcars, as listed in Exhibit B to the Railcar Lease

PURCHASE PRICE
OF ASSETS:         $21,700,000

INTERIM TERM
COMMENCEMENT
DATE:              First Closing:  April 19, 1994
                   Second Closing:  May 5, 1994

BASIC TERM
COMMENCEMENT
DATE:              September 30, 1994

BASIC TERM:        Twenty years

INTERIM RENT:      Interest only on Notes, payable by the Lessor on the
                   Basic Term Commencement Date

FIXED RENT
DURING THE
BASIC TERM:        As set forth in Exhibit C to the Railcar Lease.

INTEREST RATE
ON NOTES:          7.23%

PERCENTAGE OF
PURCHASE PRICE
OF ASSETS
FUNDED BY NOTES:   73.03%

AMORTIZATION
OF NOTES:          As set forth in Annex II of the Security Agreement.

TAX ASSUMPTIONS:   As set forth in Section 2 of the Tax Indemnification
                   Agreement.

ASSUMED
TRANSACTION
COSTS:             1.4%


                                 ANNEX 2
                           (to Railcar Lease)

                        DESCRIPTION OF EQUIPMENT

   380 new 120-ton high side rotary dump aluminum gondola railcars and 120 used 120-ton high side rotary dump aluminum gondola railcars, as more specifically described in the Lease Supplements delivered on each Closing Date.


                                EXHIBIT A
                           (to Railcar Lease)

                       LEASE SUPPLEMENT NO. ______

   THIS LEASE SUPPLEMENT NO. _____ dated _________, 1994 between
SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, not individually but solely as Owner Trustee ("Lessor"), and KANSAS CITY POWER & LIGHT
COMPANY, a Missouri corporation ("Lessee"),

                               WITNESSETH:

   1. Lessor and Lessee have heretofore entered into a Railcar Lease dated as of April 15, 1994 (the "Lease") providing for the execution and delivery of Lease Supplements substantially in the form hereof. The terms defined in the Lease shall have the same meanings when used herein.

   2. Lessee hereby acknowledges and confirms that on or prior to the date hereof, the Equipment described in Schedule 1 attached hereto has been delivered and accepted by the Lessee. Lessee represents that the Equipment is free and clear of all liens and encumbrances (except Permitted Encumbrances) and in a condition which in all respects is satisfactory to the Lessee and in compliance with the Lease.

   3. Lessee hereby certifies that the date of acceptance of the Equipment and commencement of the Basic Term with respect thereto is the date of this Lease Supplement No. ____.

   4. Lessee hereby certifies that such Purchase Price for the Equipment is $__________________.

   5. Interim Rent for the Equipment is payable in the amount set forth in Section 6(a) of the Lease on September 30, 1994. Fixed Rent, Stipulated Loss Values and Termination Values for the Equipment is payable in the amounts and on the Rent Payment Dates set forth in
Schedule 2 attached hereto.







              Counterpart No. ______ of 11.


                                EXHIBIT B
                           (to Railcar Lease)

IN WITNESS WHEREOF, Lessor and Lessee have caused this instrument to be executed, all as of the day and year first above written.

                                 KANSAS CITY POWER & LIGHT COMPANY,
                                       a Missouri corporation


                                 By
                                       Its


                                 SHAWMUT BANK CONNECTICUT, NATIONAL
                                       ASSOCIATION, not individually
                                       but solely as Owner Trustee

                                 By
                                       Its

STATE OF ________________        )
                                 )    SS.:
COUNTY OF _______________        )

   On this, the _______ day of _____________,1994, before me, a Notary Public in and for said County and State, personally appeared ________, the _________________ of KANSAS CITY POWER & LIGHT COMPANY, who acknowledged himself to be a duly authorized officer of KANSAS CITY POWER & LIGHT COMPANY, and that, as such officer, being authorized to do so, he executed the foregoing instrument for the purposes therein contained.

   IN WITNESS WHEREOF, I have hereunto set my hand and official seal on the date above mentioned.




                                 Name:
                                 Notary Public
                                 My Commission Expires:
                                 Residing in


STATE OF ________________        )
                                 )    SS.:
COUNTY OF _______________        )

   On this, the _________ day of _____________, 1994, before me, a
Notary Public in and for said County and State, personally appeared ______________, the _____________ of SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, who acknowledged himself to be a duly authorized officer of SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION, and that, as such officer, being authorized to do so, he executed the foregoing instrument for the purposes therein contained.

   IN WITNESS WHEREOF, I have hereunto set my hand and official seal on the date above mentioned.


                                 Name:
                                 Notary Public
                                 My Commission Expires:
                                 Residing in

Receipt of this original counterpart of the foregoing Lease Supplement is hereby acknowledged this ______ day of ___________, 1994.

                                 WILMINGTON TRUST COMPANY, not in its
                                       individual capacity, but solely
                                       as Security Trustee



                                 By
                                       Its

                        DESCRIPTION OF EQUIPMENT


                               SCHEDULE 1
                     (to Lease Supplement No. ____)

              SCHEDULE OF FIXED RENT, STIPULATED LOSS VALUE
                   AND TERMINATION VALUE RATE FACTORS

                             I.  FIXED RENT




                                           RENT INSTALLMENT
                                       FOR THE ITEM OF EQUIPMENT
                                    EQUAL TO PURCHASE PRICE OF THE
          RENT                            EQUIPMENT TIMES THE
      PAYMENT DATE                    FOLLOWING FIXED RENT FACTOR





                               SCHEDULE 2
                     (to Lease Supplement No. ____)

            II.  STIPULATED LOSS VALUE AND TERMINATION VALUE



                                       STIPULATED LOSS VALUE OR
                                        TERMINATION VALUE, AS A
                                     PERCENT OF THE PURCHASE PRICE
                                       OF THE ITEM OF EQUIPMENT
                                      (IN ADDITION TO FIXED RENT
          RENT                       INSTALLMENT FOR SUCH ITEM OF
      PAYMENT DATE                    EQUIPMENT DUE ON SUCH DATE)

                         SCHEDULE OF FIXED RENT



                           RENT INSTALLMENT
                       FOR THE ITEM OF EQUIPMENT
                    EQUAL TO PURCHASE PRICE OF THE
                          EQUIPMENT TIMES THE
                     FOLLOWING FIXED RENT FACTORS
     RENT
 PAYMENT DATE          ARREARS           ADVANCE            TOTAL
   09/30/94          0.00000000%       0.00000000%       0.00000000%
   03/30/95          1.32004180%       1.32004180%       2.64008359%
   09/30/95          4.40661055%       0.66002092%       5.06663147%
   03/30/96          0.00000000%       2.55236392%       2.55236392%
   09/30/96          3.83430945%       0.63809097%       4.47240041%
   03/30/97          0.00000000%       2.48295456%       2.48295456%
   09/30/97          3.92564862%       0.62073866%       4.54638728%
   03/30/98          0.00000000%       2.40836147%       2.40826147%
   09/30/98          4.01759406%       0.60209037%       4.61968442%
   03/30/99          0.00000000%       2.32842217%       2.32842217%
   09/30/99          4.11618171%       0.58210553%       4.69828724%
  03/30/2000         0.00000000%       2.24275152%       2.24275152%
  09/30/2000         4.22183710%       0.56068788%       4.78252498%
  03/30/2001         0.00000000%       2.15093871%       2.15093871%
  09/30/2001         4.33506756%       0.53773470%       4.87280226%
  03/30/2002         0.00000000%       2.05254336%       2.05254336%
  09/30/2002         4.45641618%       0.51313585%       4.96955203%
  03/30/2003         0.00000000%       2.13310323%       2.13310323%
  09/30/2003         4.40045512%       0.48677336%       4.88722848%
  03/30/2004         0.00000000%       4.52399143%       4.52399143%
  09/30/2004         2.03592940%       0.44367447%       2.47960387%
  03/30/2005         0.00000000%       5.62050046%       5.62050046%
  09/30/2005         2.54844972%       0.41104525%       2.95949498%
  03/30/2006         0.00000000%       5.45148009%       5.45148009%
  09/30/2006         2.75009926%       0.38060613%       3.13070539%
  03/30/2007         0.00000000%       7.23039733%       7.23039733%
  09/30/2007         1.00162124%       0.33387373%       1.33549498%
  03/30/2008         0.00000000%       7.40738263%       7.40738263%
  09/30/2008         0.87136829%       0.29045608%       1.16182438%
  03/30/2009         0.00000000%       7.62606194%       7.62606194%
  09/30/2009         0.69610664%       0.23203553%       0.92814217%
  03/30/2010         0.00000000%       7.87276862%       7.87276862%
  09/30/2010         0.50782041%       0.16927350%       0.67709392%
  03/30/2011         0.00000000%       8.13780931%       8.13780931%
  09/30/2011         0.30554180%       0.10184728%       0.40738908%
  03/30/2012         0.00000000%       8.42254654%       8.42254654%
  09/30/2012         0.08823088%       0.02941028%       0.11764115%
  03/30/2013         0.00000000%       8.58321438%       8.58321438%
  09/30/2013         0.00000000%       0.00000000%       0.00000000%
  03/30/2014         0.00000000%       8.61262465%       8.61262465%
  09/30/2014         0.00000000%       0.00000000%       0.00000000%

    TOTALS          48.83932977%     106.75385862%     156.59318839%

                                EXHIBIT C
                           (to Railcar Lease)

                               SCHEDULE OF


               STIPULATED LOSS VALUE AND TERMINATION VALUE

                                       STIPULATED LOSS VALUE OR
                                        TERMINATION VALUE, AS A
                                     PERCENT OF THE PURCHASE PRICE
                                       OF THE ITEM OF EQUIPMENT
                                      (IN ADDITION TO FIXED RENT)
             RENT                    INSTALLMENT FOR SUCH ITEM OF
         PAYMENT DATE                 EQUIPMENT DUE ON SUCH DATE)

           09/30/94                         104.80515078%
           03/30/95                         107.72196041%
           09/30/95                         106.04026853%
           03/30/96                         109.07283843%
           09/30/96                         106.21119253%
           03/30/97                         108.84265392%
           09/30/97                         105.58726180%
           03/30/98                         107.91691097%
           09/30/98                         104.36311387%
           03/30/99                         106.46812894%
           09/30/99                         102.66223742%
          03/30/2000                        104.54899479%
          09/30/2000                        100.48435714%
          03/30/2001                        102.14777111%
          09/30/2001                         97.84828558%
          03/30/2002                         99.36926373%
          09/30/2002                         94.92668645%
          03/30/2003                         96.39988032%
          09/30/2003                         91.86536212%
          03/30/2004                         93.28433935%
          09/30/2004                         88.55587673%
          03/30/2005                         89.93279857%
          09/30/2005                         83.48445230%
          03/30/2006                         84.77269673%
          09/30/2006                         78.18108986%
          03/30/2007                         79.38418498%
          09/30/2007                         72.58727986%
          03/30/2008                         73.77931115%
          09/30/2008                         66.85595558%
          03/30/2009                         68.02045571%
          09/30/2009                         61.01213963%
          03/30/2010                         62.20677069%
          09/30/2010                         55.10771705%
          03/30/2011                         56.34800129%
          09/30/2011                         49.16534525%
          03/30/2012                         50.46904627%
          09/30/2012                         43.21145613%
          03/30/2013                         44.59869581%
          09/30/2013                         37.13671498%
          03/30/2014                         38.42643253%
          09/30/2014                         31.00000000%

                                EXHIBIT D
                           (to Railcar Lease)